CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.800% Senior Notes due 2051	$1,000,000,000	99.396%	$993,960,000	$92,140.09
_______________
(1)    The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-255006
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 2, 2021)
$1,000,000,000
DANAHER CORPORATION
2.800% Senior Notes due 2051

We are offering $1,000,000,000 aggregate principal amount of 2.800% senior notes due 2051 (the “notes”).
The notes will mature on December 10, 2051. We will pay interest on the notes semi-annually in arrears on June 10 and December 10 of each year, commencing on June 10, 2022. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
We may redeem some or all of the notes at any time at the applicable redemption price described in this prospectus supplement under the heading “Description of Notes-Optional Redemption.” If a change of control triggering event as described in this prospectus supplement under the heading “Description of Notes-Change of Control Triggering Event” occurs, we may be required to offer to purchase all of the then outstanding notes from their holders.
The notes will be our general unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and any future unsecured senior indebtedness and will rank senior to any subordinated indebtedness that we may incur. The notes will be effectively subordinated to all of our existing and any future secured indebtedness, and structurally subordinated to all existing and any future indebtedness and other liabilities of our subsidiaries. There is no sinking fund for the notes. We do not intend to apply for the listing of the notes on any securities exchange.

Investing in the notes involves risks. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference herein for more information.

	Price to Investors (1)	Underwriting Discount	Proceeds, Before Expenses, to Us
Per Note	99.396%	0.875%	98.521%
Total	$993,960,000	$8,750,000	$985,210,000
__________________
(1)Plus accrued interest, if any, from the date of original issuance.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company for the benefit of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, against payment in New York, New York on or about December 10, 2021.

Joint Book-Running Managers
BofA Securities	Citigroup		Deutsche Bank Securities	MUFG		Santander
HSBC	Lloyds Securities	Mizuho Securities	PNC Capital Markets LLC	Scotiabank	SMBC Nikko	US Bancorp
The date of this prospectus supplement is December 1, 2021

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we provide to you. We and the underwriters have not authorized anyone else to provide you with different or additional information. We are not making an offer of the notes in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front of that document.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and other matters relating to us and our financial condition. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in this prospectus supplement or any related free writing prospectus differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement or the related free writing prospectus, whichever is dated later.
Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the Company,” and “Danaher” refer to Danaher Corporation and its consolidated subsidiaries. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, any related free writing prospectus and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, any related free writing prospectus and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
We and the underwriters have not authorized any person to provide you with information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than their respective dates. In the case of information contained in documents we file with the Securities and Exchange Commission (the “SEC”) and incorporate by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on behalf of us or to which we have referred you, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should not consider any information in this prospectus supplement, any related free writing prospectus or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.
You should read and consider all information contained or incorporated by reference in this prospectus supplement, any related free writing prospectus and the accompanying prospectus that we provide or make available to you before making your investment decision.
If a jurisdiction requires that the offering be made by a licensed broker or dealer and the underwriters or any affiliate of the underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by the underwriters or such affiliate on behalf of the issuer in such jurisdiction.
S-ii

Notice to Prospective Investors in the European Economic Area and the United Kingdom
This prospectus supplement has been prepared on the basis that all offers of the notes will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce a prospectus, as defined in the Prospectus Regulation, for offers of the notes. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended), and includes any relevant implementing measure in each member state of the EEA (each, a “Relevant State”).
Accordingly, any person making or intending to make any offer within the EEA of the notes should only do so in circumstances in which no obligation arises for us or the underwriters to produce a prospectus, as defined in the Prospectus Regulation, for such offer. Neither we nor the underwriters have authorized, nor do authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”);. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom who are “qualified investors” (as defined in the Prospectus Regulation) who are (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (2) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant
S-iii

Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.
Each Underwriter has:
A.only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
B.complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from, or otherwise involving the United Kingdom.
The notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting-Selling Restrictions.”
S-iv

FORWARD-LOOKING STATEMENTS
Certain statements included or incorporated by reference in this prospectus supplement, any related free writing prospectus or the accompanying base prospectus are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, pricing, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, spin-offs, split-offs or other distributions, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; future regulatory approvals and the timing and conditionality thereof; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; the potential or anticipated direct or indirect impact of COVID-19 on our business, results of operations and/or financial condition; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Important factors that in some cases in the past have caused, and that in the future could cause, actual results to differ materially from those envisaged in the forward-looking statements include the following:
Business and Strategic Risks
•The COVID-19 pandemic has adversely impacted, and continues to pose risks to, certain elements of our business and our financial statements, the nature and extent of which are highly uncertain and unpredictable.
•Conditions in the global economy, the particular markets we serve and the financial markets can adversely affect our business and financial statements.
•We face intense competition and if we are unable to compete effectively, we may experience decreased demand and decreased market share. Even if we compete effectively, we may be required to reduce the prices we charge.
•Our growth depends in part on the timely development and commercialization, and customer acceptance, of new and enhanced products and services based on technological innovation. Our growth can also suffer if the markets into which we sell our products and services decline, do not grow as anticipated or experience cyclicality.
•The health care industry and related industries that we serve have undergone, and are in the process of undergoing, significant changes in an effort to reduce (and increase the predictability of) costs, which can adversely affect our business and financial statements.
•International economic, political, legal, compliance, social and business factors (including without limitation the impact of the United Kingdom’s departure from the European Union) can negatively affect our business and financial statements.
•Collaborative partners and other third-parties we rely on for development, supply and marketing of certain products, potential products and technologies could fail to perform sufficiently.
S-v

Acquisitions, Divestitures and Investment Risks
•Any inability to consummate acquisitions at our historical rate and at appropriate prices, and to make appropriate investments that support our long-term strategy, could negatively impact our growth rate and stock price. In addition, our acquisition of businesses, investments, joint ventures and other strategic relationships could negatively impact our business and financial statements and our indemnification rights may not fully protect us from liabilities we may incur related to such transactions.
•Divestitures or other dispositions could negatively impact our business, and contingent liabilities from businesses that we or our predecessors have disposed could adversely affect our business and financial statements. For example, we could incur significant liability if any of the split-off or spin-off transactions we have consummated is determined to be a taxable transaction or otherwise pursuant to our indemnification obligations with respect to such transactions.
Operational Risks
•Significant disruptions in, or breaches in security of, our information technology systems or data; other losses or disruptions due to catastrophe; and labor disputes can all adversely affect our business and financial statements.
•Defects and unanticipated use or inadequate disclosure with respect to our products or services, or allegations thereof, can adversely affect our business and financial statements.
•If we encounter problems manufacturing products, fail to adjust our manufacturing capacity or related purchases to reflect changing conditions, or suffer disruptions due to sole or limited sources of supply, our business and financial statements may suffer. Adverse changes with respect to key distributors and other channel partners can also adversely affect our business and financial statements.
•Our business depends on our ability to recruit, retain and motivate talented, highly skilled employees and a diverse workforce.
•Our restructuring actions can have long-term adverse effects on our business and financial statements.
Intellectual Property Risks
•Any inability to adequately protect or avoid third party infringement of our intellectual property, and third party claims that we are infringing their intellectual property rights, can adversely affect our business and financial statements.
Financial and Tax Risks
•Our outstanding debt has increased significantly as a result of acquisitions, and we may incur additional debt in the future. Our existing and future indebtedness may limit our operations and our use of our cash flow and negatively impact our credit ratings; and any failure to comply with the covenants that apply to our indebtedness could adversely affect our business and financial statements.
•Our business and financial statements can be adversely affected by foreign currency exchange rates, changes in our tax rates (including as a result of changes in tax laws) or income tax liabilities/assessments, the outcome of tax audits, financial market risks related to our defined benefit pension plans, recognition of impairment charges for our goodwill or other intangible assets, and fluctuations in the cost and availability of commodities.
Legal, Regulatory, Compliance and Reputational Risks
•Our businesses are subject to extensive regulation (including without limitation regulations applicable to the healthcare industry). Failure to comply with those regulations (including without limitation by our employees, agents or business partners) or significant developments or changes in U.S. laws or policies can
S-vi

adversely affect our business and financial statements. Changes in governmental regulations can also reduce demand for our products or services or increase our expenses.
•With respect to the regulated medical devices we offer, certain modifications to such products may require new 510(k) clearances or other marketing authorizations and may require us to recall or cease marketing such products; off-label marketing of such products could result in substantial penalties; and clinical trials we conduct with respect to such products or potential products may have results that are unexpected or are perceived unfavorably by the market, all of which could adversely affect our business and financial statements.
•We are subject to or otherwise responsible for a variety of litigation and other legal and regulatory proceedings in the course of our business that can adversely affect our business and financial statements.
•Our operations, products and services expose us to the risk of environmental, health and safety liabilities, costs and violations that could adversely affect our business and financial statements.
•Exclusive forum provisions in our By-laws could limit our stockholders’ ability to choose their preferred judicial forum for disputes with us or our directors, officers or employees.
Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements.
See the risk factors included in this prospectus supplement and in our periodic reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus supplement for a further discussion regarding reasons that actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Forward-looking statements speak only as of the date of the report, document, or other communication in which they are made. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
S-vii

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.danaher.com. Our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus.
As noted above, this prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
S-viii

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement.
Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below filed by Danaher (File No. 1-8089) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until this offering is terminated or completed:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from our definitive proxy statement for the 2021 Annual Meeting of Stockholders;
•Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 2021, July 2, 2021 and October 1, 2021; and
•Current Reports on Form 8-K filed with the SEC on May 7, 2021, May 13, 2021, July 13, 2021, July 26, 2021, August 24, 2021 and September 15, 2021.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037-1701
Attention: Investor Relations
(202) 828-0850
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.
S-ix

SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information you will need in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 2021, July 2, 2021 and October 1, 2021, our consolidated financial statements and the related notes contained in our Exchange Act reports filed with the SEC and the other documents incorporated by reference herein.
Danaher Corporation
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Danaher is comprised of more than 20 operating companies with leadership positions in the life sciences, diagnostics, environmental and applied sectors, organized under three segments (Life Sciences; Diagnostics; and Environmental & Applied Solutions). United by the DANAHER BUSINESS SYSTEM (“DBS”), our businesses are also typically characterized by a high level of products and services that are sold on a recurring basis, primarily through a direct sales model and to a geographically diverse customer base. Our business’ research and development, manufacturing, sales, distribution, service and administrative facilities are located in more than 60 countries.
Danaher strives to create shareholder value primarily through three strategic priorities:
•strengthening our competitive advantage through consistent application of the DBS tools;
•enhancing our portfolio in attractive science and technology markets through strategic capital allocation; and
•consistently attracting and retaining exceptional talent.
Danaher measures its progress against these strategic priorities over the long-term based primarily on financial metrics relating to revenue growth, profitability, cash flow and capital returns, as well as certain non-financial metrics. To further the strategic objectives set forth above, the Company also acquires businesses and makes investments that either complement its existing business portfolio or expand its portfolio into new and attractive markets. Given the rapid pace of technological development and the specialized expertise typical of Danaher’s served markets, acquisitions, strategic alliances and investments provide the Company access to important new technologies and domain expertise. Danaher believes there are many acquisition and investment opportunities available within its targeted markets. The extent to which we identify, consummate and effectively integrate appropriate acquisitions and consummate appropriate investments affects our overall growth and operating results. Danaher also continually assesses the strategic fit of its existing businesses and may dispose of businesses that are deemed not to fit with its strategic plan.
Danaher Corporation, originally DMG, Inc., was organized in 1969 as a Massachusetts real estate investment trust. In 1978 it was reorganized as a Florida corporation under the name Diversified Mortgage Investors, Inc. which in a second reorganization in 1980 became a subsidiary of a newly created holding company named DMG, Inc. DMG, Inc. adopted the name Danaher in 1984 and was reincorporated as a Delaware corporation in 1986.
Our common stock is listed on The New York Stock Exchange under the ticker symbol “DHR.” Our executive offices are located at 2200 Pennsylvania Avenue N.W., Suite 800W, Washington, D.C. 20037, and our telephone number is (202) 828-0850. For additional information concerning Danaher, please see “Where You Can Find More Information.”

Recent Developments
On November 29, 2021 we issued a notice of redemption to redeem on December 29, 2021, all of the €800,000,000 outstanding principal amount of 2.500% Senior Notes due 2025 (the “2025 Notes”) issued by DH Europe Finance S.à r.l., our wholly-owned subsidiary. Neither this prospectus supplement nor anything contained herein shall be considered a notice to redeem any of the 2025 Notes.

The Offering
The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus supplement and “Description of Danaher Debt Securities” in the accompanying prospectus.

Issuer	Danaher Corporation, a Delaware corporation

Notes Offered	$1,000,000,000 2.800% Senior Notes due 2051

Maturity	December 10, 2051

Interest Rate	The notes will bear interest at a rate of 2.800% per annum.

Interest Payment Dates	Interest on the notes will be paid semi-annually in arrears on June 10 and December 10 of each year, commencing on June 10, 2022.

Ranking
The notes will:
•be our general unsecured obligations;
•rank without preference or priority among themselves and equally in right of payment with all of our existing and any future unsecured and unsubordinated indebtedness;
•rank senior in right of payment to all of our existing and future indebtedness that is subordinated to the notes;
•be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness; and
•be structurally subordinated to all of our existing and future indebtedness and any other liabilities of our subsidiaries.
See “Risk Factors-Risks Related to the Notes” in this prospectus supplement.

Optional Redemption
We may redeem the notes, in whole or in part, at any time and from time to time prior to June 10, 2051 (six months prior to their maturity) at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on June 10, 2051) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On and after June 10, 2051, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date. See “Description of Notes-Optional Redemption.”

Change of Control Triggering Event	If a change of control triggering event (as defined herein) occurs, each holder of notes may require us to repurchase some or all of the notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest. A change of control triggering event means the occurrence of both a change of control and a rating event. See “Description of Notes-Change of Control Triggering Event.”

Certain Covenants
The indenture governing the notes will restrict our ability and our direct and indirect subsidiaries’ ability to, among other things:
•incur certain debt secured by liens;
•engage in sale and leaseback transactions; and
•consolidate with, sell, lease, convey or otherwise transfer all or substantially all of our assets, or merge with or into, any other person or entity.

Use of Proceeds	The net proceeds of this offering will be approximately $984 million after deducting estimated offering expenses and underwriting discounts. We intend to use the net proceeds of this offering to redeem all of the outstanding 2025 Notes and for general corporate purposes, which may include, without limitation and in our sole discretion, refinancing of outstanding indebtedness, working capital, capital expenditures and satisfaction of other obligations.

Further Issuances	We may from time to time, without notice to, or the consent of, the holders of the notes, create and issue additional notes of the series offered hereby ranking equally and ratably with the notes and having the same terms and conditions in all respects (or in all respects except for the issue date, issue price and, to the extent applicable, the payment of interest accruing prior to the issue date of such additional notes or the first payment of interest following the issue date of such additional notes), so that such additional notes will be consolidated and form a single series with the notes offered hereby and will have the same terms as to status, redemption or otherwise as the notes offered hereby, provided that if such additional notes are not fungible with the original notes for U.S. federal income tax purposes, such additional notes will have separate CUSIP and ISIN numbers.

Risk Factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risks you should carefully consider before deciding to invest in the notes.

Form and Denomination	We will issue the notes in fully registered book-entry form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of Notes-Book-Entry; Delivery and Form.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The indenture is, and the notes will be, governed by the laws of the State of New York.

Global Note Codes	CUSIP: 235851AW2 ISIN: US235851AW20

RISK FACTORS
An investment in the notes involves risks. You should carefully consider the risks and uncertainties described in this prospectus supplement and the accompanying prospectus, including the risk factors set forth below and in the documents and reports filed with the SEC that are incorporated by reference herein, such as the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2021, July 2, 2021 and October 1, 2021 on file with the SEC, before you make an investment decision pursuant to this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
Risks Related to the Notes
We are a holding company and conduct substantially all of our operations through our subsidiaries. We will depend on our subsidiaries for funds to meet our obligations under the notes.
We are a holding company that conducts substantially all of our operations through our subsidiaries, and our principal source of funds, including funds to make payments pursuant to the notes, is dividends, distributions, loans or other payments from our subsidiaries. None of our subsidiaries are under any direct obligation to pay or otherwise fund amounts due on the notes, whether in the form of dividends, distributions, loans or other payments to us. In addition, there may be statutory and regulatory limitations on the payment of dividends from certain of our subsidiaries. If sufficient funds are not able to be transferred to us from our subsidiaries, or sufficient cash or liquidity is not otherwise available, we may not be able to make principal or interest payments on outstanding debt, including under the notes.
The notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the debt and other liabilities of our subsidiaries.
The notes will be our obligations and will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including liabilities to trade creditors), which means that creditors of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes).
The notes will be unsecured and therefore will be effectively subordinated to all of our future secured debt.
The notes will not be secured. As of the date of this prospectus supplement, we did not have any secured indebtedness outstanding. However, if we incur secured indebtedness in the future, the notes will be effectively subordinated to such secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, the assets that secure such indebtedness will be available to pay obligations on the notes only after the secured indebtedness has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on some or all of the notes then outstanding.
Our outstanding debt has increased significantly as a result of acquisitions, and we may incur additional debt in the future. Our existing and future indebtedness may limit our operations and our use of our cash flow and negatively impact our credit ratings; and any failure to comply with the covenants that apply to our indebtedness could adversely affect our business and financial statements.
As of October 1, 2021, we had approximately $23.6 billion in outstanding indebtedness. In addition, we had the ability to incur approximately $0.9 billion of additional indebtedness in direct borrowings or under our outstanding commercial paper facilities based on the amounts available under our credit facilities which were not being used to backstop outstanding commercial paper balances. As of the date of this prospectus supplement, after giving effect to this offering and the application of the proceeds to redeem the 2025 Notes, we would have had approximately $23.7 billion in outstanding indebtedness. Our debt level and related debt service obligations (as well as the dividend obligations pursuant to our Series A and Series B Mandatory Convertible Preferred Stock (“MCPS”)) can have negative consequences, including (1) requiring us to dedicate significant cash flow from operations to the payment of principal and interest on our debt (or dividends on our MCPS), which reduces the funds we have available for other purposes such as acquisitions and other investments; (2) reducing our flexibility in planning for or reacting to changes in our business and market conditions; and (3) exposing us to interest rate risk since a portion of our debt obligations are at variable rates.
If our credit ratings are downgraded or put on watch for a potential downgrade, we may not be able to sell additional debt securities or borrow money in the amounts, at the times or interest rates or upon the more favorable terms and conditions that might be available if our current credit ratings were maintained.
Our credit facilities and long-term debt obligations also impose certain restrictions on us, including certain restrictions on our ability to incur liens on our assets, and a requirement under our credit facilities to maintain a consolidated leverage ratio (the ratio of consolidated indebtedness to consolidated indebtedness plus shareholders’ equity) of 0.65 to 1.0 or less. If we breach any of these restrictions and cannot obtain a waiver from the lenders on favorable terms, subject to applicable cure periods, the outstanding indebtedness (and any other indebtedness with cross-default provisions) could be declared immediately due and payable, which would adversely affect our business and financial statements (including our liquidity).
If we add new debt in the future, the risks described above would increase.
We may not be able to repurchase all of the notes upon a change of control triggering event.
As described under “Description of Notes-Change of Control Triggering Event,” we may be required to offer to repurchase the notes upon the occurrence of a change of control triggering event. We may not have sufficient funds to repurchase the notes in cash at that time or have the ability to arrange necessary financing on acceptable terms. In addition, the terms of our other debt agreements or applicable law may limit our ability to repurchase the notes for cash. The occurrence of a change of control could also constitute an event of default under our credit facilities and under our other indebtedness. Our bank lenders may have the right to prohibit a repurchase upon a change of control triggering event, in which event we would seek to obtain waivers from the required lenders under our credit facilities, but we may not be successful in obtaining such waivers. Failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and for holders of the notes.
Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale, transfer, conveyance or other disposition of “substantially all” of our assets.
The definition of change of control in the indenture governing the notes includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the holder’s notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets to another person may be uncertain. In addition, some important corporate events, such as leveraged recapitalizations or the sale of Danaher to a public company that does not have a majority shareholder, may not, under the indenture, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of Notes-Change of Control Triggering Event.”
An active trading market for the notes may not develop or be maintained.
The notes constitute a new issue of securities, for which there is no existing trading market. We do not intend to apply for listing of any series of the notes on any securities exchange. We cannot provide you with any assurance regarding whether a trading market for the notes will develop or be maintained, as applicable, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell the notes at their fair market value or at any price.

If a trading market for the notes does develop, changes in our credit ratings or the debt markets could adversely affect the market prices of such notes. The prices for the notes will depend on many factors, including:
•our credit ratings with major credit rating agencies;
•the prevailing interest rates being paid by other companies similar to us;
•our financial condition, financial performance and future prospects; and
•the overall condition of the financial markets.
The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the prices of the notes.
In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our rating could have an adverse effect on the prices of the notes.
There are limited covenants in the indenture governing the notes.
The indenture governing the notes contains limited covenants, including those restricting our ability and certain of our subsidiaries’ ability to incur certain debt secured by liens and engage in sale and leaseback transactions. The limitations on incurring debt secured by liens and sale and leaseback transactions contain certain exceptions. In addition, neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities, including additional senior debt, under the indenture. If we incur additional debt or liabilities, our ability to satisfy our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities. Further, the indenture may permit us and our subsidiaries to engage in certain significant corporate events that would not constitute a “change of control” that would require us to make an offer to repurchase the notes, and changes to the composition of our board of directors may not, by themselves, constitute a “change of control” under the indenture.
There are no financial covenants in the indenture. However, there is a financial covenant in the agreements governing certain of our other outstanding indebtedness and there may be financial covenants in the agreements governing our future indebtedness. You are not protected under the indenture in the event of a sudden or significant decline in credit quality or in the event of a highly leveraged transaction, takeover, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Danaher Debt Securities-Consolidation, Merger and Sale of Assets” included in the accompanying prospectus and “Description of Notes-Change of Control Triggering Event” below.
Any credit ratings assigned to the notes may not reflect all risks of your investment in the notes.
Any credit ratings assigned or that will be assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. If our credit ratings are downgraded or put on watch for a further potential downgrade, we may not be able to sell additional debt securities or borrow money in the amounts, at the times or interest rates or upon the more favorable terms and conditions that might be available if our current credit ratings were maintained.
Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in any credit ratings assigned to the notes, including any announcement that such ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

We may redeem the notes at our option, which may adversely affect your return.
We may redeem the notes, in whole or in part, at our option at any time or from time to time at the redemption price described in this prospectus supplement. Prevailing interest rates at the time we redeem any notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the notes. See “Description of Notes-Optional Redemption” for a more detailed description of the conditions under which we may redeem the notes.

USE OF PROCEEDS
The net proceeds of this offering will be approximately $984 million after deducting estimated offering expenses and the underwriting discount.
We intend to use a portion of the net proceeds of this offering to redeem all of the outstanding 2025 Notes. As of the date of this prospectus supplement there was €800,000,000 outstanding principal amount of 2025 Notes outstanding, which bear interest at a rate of 2.500% per annum. We intend to use any remaining proceeds for general corporate purposes, which may include, without limitation and in our sole discretion, refinancing of outstanding indebtedness, working capital, capital expenditures and satisfaction of other obligations. We may invest the net proceeds of the offering in short-term bank deposits or invest them in interest-bearing, investment-grade securities until they are used for their stated purpose.
Neither this prospectus supplement nor anything contained herein shall be considered a notice to redeem any of the 2025 Notes.

CAPITALIZATION
The following table sets forth our capitalization and cash and cash equivalents as of October 1, 2021 on (i) an actual basis and (ii) an as adjusted basis to give effect to the sale of the notes in this offering, the receipt of approximately $984 million of net proceeds, after deducting the underwriting discount and estimated offering expenses, from the sale of the notes and the redemption in full of the 2025 Notes.
You should read this table in conjunction with our consolidated financial statements and related notes contained in our Exchange Act reports filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of October 1, 2021
(amounts in millions)	Actual	As Adjusted
Cash and cash equivalents	$2,552	$2,611
U.S. dollar-denominated commercial paper	2,677	2,677
Euro-denominated commercial paper (€1.2 billion aggregate principal amount)	1,392	1,392
Floating rate senior unsecured notes due 2022 (€250 million aggregate principal amount)	290	290
2.05% senior unsecured notes due 2022	699	699
0.5% senior unsecured bonds due 2023 (CHF 540 million aggregate principal amount)	581	581
1.7% senior unsecured notes due 2024 (€900 million aggregate principal amount)	1,039	1,039
2.2% senior unsecured notes due 2024	697	697
2.5% senior unsecured notes due 2025 (€800 million aggregate principal amount)	925	—
3.35% senior unsecured notes due 2025	498	498
0.2% senior unsecured notes due 2026 (€1.3 billion aggregate principal amount)	1,443	1,443
2.1% senior unsecured notes due 2026 (€800 million aggregate principal amount)	923	923
0.3% senior unsecured notes due 2027 (¥30.8 billion aggregate principal amount)	277	277
1.2% senior unsecured notes due 2027 (€600 million aggregate principal amount)	692	692
0.45% senior unsecured notes due 2028 (€1.3 billion aggregate principal amount)	1,440	1,440
1.125% senior unsecured bonds due 2028 (CHF 210 million aggregate principal amount)	229	229
2.6% senior unsecured notes due 2029	795	795
2.5% senior unsecured notes due 2030 (€800 million aggregate principal amount)	926	926
0.75% senior unsecured notes due 2031 (€1.8 billion aggregate principal amount)	2,018	2,018
0.65% senior unsecured notes due 2032 (¥53.2 billion aggregate principal amount)	478	478

	As of October 1, 2021
(amounts in millions)	Actual	As Adjusted
1.35% senior unsecured notes due 2039 (€1.3 billion aggregate principal amount)	1,433	1,433
3.25% senior unsecured notes due 2039	890	890
4.375% senior unsecured notes due 2045	499	499
1.8% senior unsecured notes due 2049 (€750 million aggregate principal amount)	860	860
3.4% senior unsecured notes due 2049	889	889
2.6% senior unsecured notes due 2050	980	980
Senior notes offered hereby(1)	—	984
Other	28	28
Total debt	23,598	23,657
Less: currently payable	7	7
Long-term debt	23,591	23,650
Total Danaher stockholders’ equity	43,451	43,451
Non-controlling interests	10	10
Total stockholders’ equity	43,461	43,461
Total capitalization	$67,059	$67,118
__________________
(1)Amount set forth in the table is reduced by the discount upon issuance and deferred financing costs of approximately $16 million associated with the incurrence of such indebtedness.

DESCRIPTION OF NOTES
The following description of the particular terms of the notes offered hereby supplements, and to the extent it is inconsistent therewith replaces, the description of the general terms and provisions of debt securities in the “Description of Danaher Debt Securities” section of the accompanying prospectus, to which description reference is hereby made. Unless the context otherwise indicates, in this “Description of Notes” section, the terms “we,” “our,” “us,” “the Company” and “Danaher” refers to Danaher Corporation only, and not to any of its subsidiaries.
General
We will issue the notes as a separate series of notes under the indenture dated as of December 11, 2007, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “trustee”), as supplemented by the second supplemental indenture dated as of July 1, 2019 between us and the trustee and the third supplemental indenture dated as of March 30, 2020 between us and the trustee (collectively, the “Base Indenture”), to be supplemented by a fifth supplemental indenture to be entered into on December 10, 2021 between us and the trustee ( together with the Base Indenture, the “Indenture”). You may request a copy of the Indenture and the form of notes from the trustee.
The following statements relating to the notes and the Indenture are summaries of certain provisions thereof and are subject to the detailed provisions of the form of notes and the Indenture, to which reference is hereby made. Certain provisions of the Indenture are summarized in the accompanying prospectus. We encourage you to read the summaries of the notes and the Indenture in both this prospectus supplement and the accompanying prospectus, as well as the form of notes and the Indenture.
The notes will be our general unsecured obligations. The notes will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, and will rank senior in right of payment to all of our existing and future indebtedness that is subordinated to the notes. The notes will also be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all existing and future indebtedness and any other liabilities of our subsidiaries. The cover page of this prospectus supplement sets forth the aggregate principal amount of the notes.
The notes will mature on December 10, 2051.
The notes will be issued in fully registered book-entry form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for listing of any series of the notes on any securities exchange.
Except as provided below, the notes shall not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The notes will not be entitled to the benefit of any sinking fund.
Interest
The notes will bear interest at a rate of 2.800% per annum.
Interest on the notes will accrue from the date of original issuance or, if interest has already been paid following the date of original issuance, from and including the most recent interest payment date to which interest has been paid or provided for. We will make interest payments on the notes semi-annually in arrears on June 10 and December 10 of each year, beginning on June 10, 2022 (each an “Interest Payment Date”) to the person in whose name the notes are registered at the close of business on the May 26 or November 25 that immediately precedes the applicable Interest Payment Date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
If any Interest Payment Date, the maturity date or earlier date of redemption falls on a day that is not a Business Day (as defined below), the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, maturity date or date of redemption, as the case may be.
Business Day
For purposes of the notes, “Business Day” means any day other than a Saturday or Sunday, which is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.
Further Issuances
We may from time to time, without notice to, or the consent of, the holders of the notes, create and issue additional notes of the series offered hereby ranking equally and ratably with the notes and having the same terms and conditions in all respects (or in all respects except for the issue date, issue price and, to the extent applicable, the payment of interest accruing prior to the issue date of such additional notes or the first payment of interest following the issue date of such additional notes), so that such additional notes will be consolidated and form a single series with the notes offered hereby and will have the same terms as to status, redemption or otherwise as the notes offered hereby, provided that if such additional notes are not fungible with the original notes for U.S. federal income tax purposes, such additional notes will have separate CUSIP and ISIN numbers.
Optional Redemption
Prior to June 10, 2051 (six months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and
(ii)100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the trustee nor any paying agent shall have any obligation to calculate any redemption price or any component thereof in respect of the notes and the trustee and each paying agent shall be entitled to receive and conclusively rely upon an officer’s certificate delivered by us that specifies any redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Any notice may, in our discretion be subject to the satisfaction or waiver of one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction, provided that if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date (including as it may be postponed).
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption
Certain Covenants
Except as otherwise provided below, the notes will be subject to certain other provisions set forth in the accompanying prospectus, including under “Description of Danaher Debt Securities-Events of Default,” “-Certain Covenants,” “-Covenants in the Indenture” and “-Modification and Waiver.”
Change of Control Triggering Event
If a change of control triggering event occurs, unless we have exercised our option to redeem the notes in full as described above, we will be required to make an offer (the “change of control offer”) to each holder of the notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in the notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the notes describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”).
The notice will, if mailed prior to the date of the consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring on or prior to the change of control payment date.
On the change of control payment date, we will, to the extent lawful:
•accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;
•deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and
•deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.
We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase the notes if there has occurred and is continuing on the change of control payment date an event of default under the Indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.
We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.
The trustee shall not be responsible for determining whether a change of control triggering event or any component thereof has occurred or is continuing.
For purposes of the change of control offer provisions of the notes, the following terms will be applicable:
“Change of control” means the occurrence of any of the following:
(1)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than (a) us or one of our subsidiaries, (b) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (c) Steven M. Rales and Mitchell P. Rales) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our voting stock or other voting stock into which its voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or
(2)the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole, to any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than us or one of its subsidiaries).

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.
“Change of control triggering event” means the occurrence of both a change of control and a rating event. No change of control triggering event will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated.
“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.
“Moody’s” means Moody’s Investors Service Inc., and any successor to its rating agency business.
“Rating agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Rating event” means the rating on the notes is lowered by each of the rating agencies and the series of notes is rated below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of the occurrence of a change of control or our intention to effect a change of control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event).
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor to its rating agency business.
“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Defeasance; Satisfaction and Discharge
The notes will be subject to defeasance and discharge and to defeasance of certain covenants as set forth in the Indenture. See “Description of Danaher Debt Securities-Legal Defeasance and Covenant Defeasance” and “Description of Danaher Debt Securities-Satisfaction and Discharge of the Indentures” in the accompanying prospectus.
Book-Entry; Delivery and Form
The notes will be issued as fully-registered global notes which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global notes through either DTC (in the

United States) or (in Europe) through Clearstream Banking S.A. (“Clearstream”) or through Euroclear Bank AS/NV (“Euroclear”). Investors may hold their interests in the global notes directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear (the “U.S. Depositories”), which U.S. Depositories will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Beneficial interests in the global notes will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Notes represented by a global note can be exchanged for definitive securities in registered form only if:
•DTC notifies us that it is unwilling or unable to continue as depositary for that global note and we do not appoint a successor depositary within 90 days after receiving that notice;
•at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or
•we in our sole discretion determine that that global note will be exchangeable for definitive securities in registered form and notify the trustee of our decision.
A global note that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global note as directed by DTC.
We will make principal and interest payments on all notes represented by a global note to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented by a global note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:
•any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global note;
•any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or
•the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.
DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.
Concerning the Trustee
The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. We may maintain deposit accounts and conduct other banking transactions with the trustee or an affiliate of the trustee in the ordinary course of business.

Governing Law
The Indenture is, and the notes will be, governed by and construed in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “U.S. Treasury Regulations”), administrative rulings and judicial decisions, each in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”), so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with notes held as capital assets (generally for investment purposes) by a beneficial owner who purchases notes on original issuance at the initial offering price at which a substantial amount of the applicable series of notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income tax related to the purchase, ownership and disposition of the notes and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:
•tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;
•tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•tax consequences to U.S. holders (as defined below) of notes whose “functional currency” is not the U.S. dollar;
•tax consequences to U.S. holders that hold their notes through non-U.S. brokers or other non-U.S. intermediaries;
•tax consequences to persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code;
•tax consequences to partnerships or other pass-through entities and their members;
•tax consequences to certain former citizens or residents of the United States;
•U.S. federal alternative minimum tax consequences, if any; and
•the potential application of the Medicare tax on net investment income.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.
This summary of certain U.S. federal tax considerations is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction or any U.S. federal taxes other than income taxes (such as gift or estate taxes). If you are considering the purchase of notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under any other U.S. federal tax laws or the laws of any other taxing jurisdiction.
In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes, that is, for U.S. federal income tax purposes:
•an individual citizen or resident of the United States;

•a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass-through entity) of notes that is not a U.S. holder.
Effects of Certain Contingencies
In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes or in advance of their scheduled times. For example, if we are required to repurchase the notes in connection with a Change of Control Triggering Event as described in “Description of Notes-Change of Control Triggering Event,” we must pay a 1% premium. These contingencies may implicate special rules under U.S. Treasury Regulations governing “contingent payment debt instruments.” However, such contingencies will not cause the notes to be contingent payment debt instruments if, as of the date the notes are issued, there is only a remote chance that such contingencies will occur or certain other exceptions apply. We have determined and intend to take the position, that one or more of the foregoing exceptions should apply to the notes. Therefore, we have determined (and this discussion assumes) that the notes are not contingent payment debt instruments. Our determination is binding on a holder unless the holder discloses a contrary position to the IRS in the manner required by applicable U.S. Treasury Regulations. Our determination that the notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS were to successfully challenge our determination and the notes were treated as contingent payment debt instruments, U.S. holders may be required, among other things, to (i) accrue interest income at a higher rate than the stated interest rate on the notes, regardless of their regular method of accounting for U.S. federal income tax purposes and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale or other taxable disposition (including a redemption or retirement) of a note. In the event that any of the above contingencies were to occur, it would affect the amount and timing of the income recognized by a holder subject to U.S. federal income taxation. If any additional payments are in fact made, such holders generally will be required to recognize such amounts as income. Holders should consult their tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments.
Consequences to U.S. Holders
Payments of Interest
Interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. It is anticipated, and this discussion assumes, that the issue price of each note will be equal to its stated principal amount or if the issue price is less than its stated principal amount, the difference will be less than a de minimis amount (as set forth in the applicable U.S. Treasury Regulations) and the notes will not be issued with original issue discount.
Sale, Redemption, Retirement or Other Taxable Disposition of Notes
A U.S. holder generally will recognize gain or loss upon the sale, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s tax basis in a note generally will be equal to the amount that such U.S. holder paid for the note. A U.S. holder’s amount realized generally will equal the amount of cash and the fair market value of any property received in exchange for the note (other than amounts attributable to accrued but unpaid interest, which amounts will be taxable as ordinary income for U.S. federal income tax purposes to the extent not previously included in income). Any gain or loss recognized on a taxable disposition of a note will generally be capital gain or loss. If, at the time of the disposition, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses is subject to significant limitations under the Code.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments of interest on the notes and to the proceeds of a sale or other taxable disposition (including redemption or retirement) of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding at the applicable rate (currently 24%) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number or certification of its exempt status (generally by providing an IRS Form W-9 or an approved substitute), or if the U.S. holder has been notified by the IRS that the U.S. holder has previously failed to report in full payments of interest and dividend income and is therefore subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.
Consequences to Non-U.S. Holders
Payments of Interest
In general, subject to the discussions below of income effectively connected with the conduct of a trade or business in the United States, backup withholding, and FATCA, payments of interest on the notes to a non-U.S. holder will not be subject to U.S. federal income or withholding tax, provided that:
•the non-U.S. holder does not directly or indirectly, actually or constructively, own stock possessing 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;
•the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;
•the non-U.S. holder is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and
•the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, W-8BEN-E or other applicable form).
If a non-U.S. holder cannot satisfy the requirements described above, payments of interest generally will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includable in the non-U.S. holder’s gross income.
If (i) a non-U.S. holder is engaged in a trade or business in the United States, (ii) interest on the notes is effectively connected with the conduct of that trade or business, and (iii) if required by an applicable income tax treaty, such interest is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the certification requirements discussed above are satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Redemption, Retirement or Other Taxable Disposition of Notes
Subject to the discussion below of backup withholding and FATCA, gain realized by a non-U.S. holder on the sale, redemption, retirement or other taxable disposition of a note will not be subject to U.S. income tax unless:
•that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or
•the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.
A non-U.S. holder described in the first bullet point above will be subject to tax on the net gain derived from the disposition of the notes, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, absent a contrary provision in an applicable income tax treaty, such non-U.S. holder will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by certain U.S. source capital losses.
Information Reporting and Backup Withholding
Generally, the applicable withholding agent must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided that the certification described above in the last bullet point under “-Payments of Interest” has been received. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale or other disposition (including a redemption or retirement) of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the certification described above has been received, or the non-U.S. holder otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished timely to the IRS. The backup withholding and information reporting rules are complex, and non-U.S. holders should consult their own tax advisors regarding application of these rules to their particular circumstances.
FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on payments of interest on the notes to a foreign entity (whether such entity is a beneficial owner or intermediary) unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise exempt from FATCA. While withholding under FATCA may also apply to gross proceeds from the sale or other disposition of the notes (including redemption or retirement), under proposed U.S. Treasury regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, taxpayers, including applicable withholding agents, may rely on the proposed regulations until final regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If withholding under FATCA is required on any payment related to the notes, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS to obtain the benefit of such exemption (or reduction). Prospective investors should consult their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING
We and the underwriters for the offering named below, for whom BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., MUFG Securities Americas Inc. and Santander Investment Securities Inc. are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of the notes indicated in the following table.

Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$120,000,000
Citigroup Global Markets Inc.	120,000,000
Deutsche Bank Securities Inc.	120,000,000
MUFG Securities Americas Inc.	120,000,000
Santander Investment Securities Inc.	120,000,000
HSBC Securities (USA) Inc.	57,143,000
Lloyds Securities Inc.	57,143,000
Mizuho Securities USA LLC	57,143,000
PNC Capital Markets LLC	57,143,000
Scotia Capital (USA) Inc.	57,143,000
SMBC Nikko Securities America, Inc.	57,143,000
U.S. Bancorp Investments, Inc.	57,142,000
Total	$1,000,000,000
The underwriters are committed to take and pay for all of the notes being offered, if any are taken.
Notes sold by the underwriters will initially be offered at the initial offering price set forth on the cover of this prospectus supplement. Notes sold by the underwriters to securities dealers may be sold at a discount from the initial offering price of up to 0.550% of the principal amount of the notes. If all the notes are not sold at the initial offering prices, the underwriters may change the offering prices and the other selling terms of the notes. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes (expressed as a percentage of the principal amount of the notes).

Paid by Us
Per Note	0.875%
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
Our expenses in connection with the offering, excluding the underwriting discount, are estimated at approximately $1 million.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
In connection with the issuance of the notes, the underwriters may purchase and sell notes in the open market, including through short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of such notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
It is expected that delivery of the notes will be made to investors on or about December 10, 2021, which is the seventh business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the date of delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement, and so should consult their own advisers.
Electronic Prospectus Delivery
This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters participating in the offering. The representatives may agree to allocate a number of notes to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. None of the other information appearing on or that can be accessed through websites maintained by any of the underwriters or selling group members, if any, is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, including acting as underwriters, managers, agents, swap providers, arrangers or issuing and paying agents, for which they received or will receive customary fees and expenses. In addition, certain of the underwriters or their affiliates currently serve as lenders and/or agents under our credit facilities. Certain of the underwriters or their affiliates may be holders of the 2025 Notes and may therefore receive a portion of the proceeds of this offering.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our securities and/or instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with applicable U.S. securities laws and regulations.
Selling Restrictions
European Economic Area
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Each underwriter has represented and agreed that:
(a)it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and
(b)it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
Canada
The notes offered may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Korea
The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”). None of the notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The notes have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes. By the purchase of the notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the notes pursuant to the applicable laws and regulations of Korea.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS
Certain legal matters in connection with the offering of the notes will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters in connection with the offering of the notes will be passed upon for the underwriters by Cahill Gordon & Reindel LLP.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS
Danaher Corporation
Debt Securities
Guarantees
Common Stock
Preferred Stock
Warrants
Depositary Shares
Purchase Contracts
Units
DH Europe Finance S.à r.l.
Senior Debt Securities
(fully and unconditionally guaranteed by Danaher Corporation)
DH Europe Finance II S.à r.l.
Senior Debt Securities
(fully and unconditionally guaranteed by Danaher Corporation)
________________________________________________________
We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained or incorporated by reference in this document. You should read this prospectus and any applicable prospectus supplement that we file with the Securities and Exchange Commission before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
The common stock of Danaher Corporation trades on The New York Stock Exchange under the symbol “DHR”.
________________________________________________________
Investing in these securities involves certain risks. See the “Risk Factors” section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus, as well as the discussion of risks set forth in the “Forward-Looking Statements” section of this prospectus, for a discussion of the factors you should carefully consider before deciding to purchase these securities.
________________________________________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
________________________________________________________
The date of this prospectus is April 2, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, Danaher, Danaher International, Danaher International II and/or selling securityholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or selling securityholders may offer. Each time Danaher, Danaher International, Danaher International II or any selling securityholder uses this prospectus to sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement and/or any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, any accompanying prospectus supplement and any other offering material that we authorize, together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus that we file with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context requires or as otherwise expressly stated, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Danaher and its consolidated subsidiaries and/or, where applicable, to Danaher International or Danaher International II as an issuer of debt securities; the term “Danaher” refers to Danaher Corporation, a Delaware corporation; the term “Danaher International” refers to DH Europe Finance S.à r.l., a private limited liability company (société à responsabilité limitée) duly organized and existing under the laws of Luxembourg; and the term “Danaher International II” refers to DH Europe Finance II S.à r.l., a private limited liability company (société à responsabilité limitée) duly organized and existing under the laws of Luxembourg.
As permitted under Rule 3-10(a) of Regulation S-X under the Securities Act, this prospectus does not contain separate financial statements for Danaher International or Danaher International II because securities of each of Danaher International or Danaher International II registered hereby are debt securities; Danaher provides a full and unconditional guarantee of Danaher International’s and Danaher International II’s respective obligations under such debt securities, and no other subsidiary of Danaher will guarantee these obligations; both Danaher International and Danaher International II are indirect subsidiaries of Danaher that are 100% owned by Danaher; Danaher files consolidated financial information under the Exchange Act; and Danaher has provided disclosures required by Rule 13-01(a) of Regulation S-X under the Securities Act (“Rule 13-01(a)”). In accordance with Rule 13-01(a), certain summarized financial information has also been omitted from this prospectus because it is immaterial and/or because each of Danaher International, which was formed on June 2, 2015, and Danaher International II, which was formed on May 31, 2019, is a “finance subsidiary” of Danaher, as such term is defined under Rule 13-01(a)(4)(vi), with no assets or operations other than those related to securities guaranteed by Danaher.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.danaher.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
As noted above, this prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below filed by Danaher (File No. 001-08089) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2021 Annual Meeting of Stockholders;
•The description of our common stock contained in our Registration Statement on Form 8-B filed with the SEC on November 3, 1986, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.16 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and including any amendments and reports filed for the purpose of updating such description;
•The description of our 4.75% Mandatory Convertible Preferred Stock, Series A, contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2019, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.16 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and including any amendments and reports filed for the purpose of updating such description; and
•The description of our 5.00% Mandatory Convertible Preferred Stock, Series B, contained in our Registration Statement on Form 8-A filed with the SEC on May 12, 2020, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.16 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and including any amendments and reports filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037-1701
Attention: Investor Relations
(202) 828-0850
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement include “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, pricing, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, spin-offs, split-offs or other distributions, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; future regulatory approvals and the timing and conditionality thereof; intellectual property matters; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; the potential or anticipated direct or indirect impact of COVID-19 on our business, results of operations and/or financial condition; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Danaher intends or believes will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “would,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar expressions or references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words.
Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the risks and uncertainties described under the caption “Risk Factors” in any applicable prospectus supplement and the information incorporated by reference in this prospectus. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Important factors that in some cases have affected us in the past and that in the future could cause actual results to differ materially from those envisaged in the forward-looking statements include the following:
Business and Strategic Risks
•The COVID-19 pandemic has adversely impacted, and continues to pose risks to, certain elements of our business and our financial statements, the nature and extent of which are highly uncertain and unpredictable.
•Conditions in the global economy, the particular markets we serve and the financial markets can adversely affect our business and financial statements.
•We face intense competition and if we are unable to compete effectively, we may experience decreased demand and decreased market share. Even if we compete effectively, we may be required to reduce the prices we charge.
•Our growth depends in part on the timely development and commercialization, and customer acceptance, of new and enhanced products and services based on technological innovation. Our growth can also suffer if the markets into which we sell our products and services decline, do not grow as anticipated or experience cyclicality.
•The health care industry and related industries that we serve have undergone, and are in the process of undergoing, significant changes in an effort to reduce (and increase the predictability of) costs, which can adversely affect our business and financial statements.
•International economic, political, legal, compliance, social and business factors (including without limitation the impact of the United Kingdom’s departure from the European Union) can negatively affect our business and financial statements.
•Collaborative partners and other third-parties we rely on for development, supply and marketing of certain products, potential products and technologies could fail to perform sufficiently.

Acquisitions, Divestitures and Investment Risks
•Any inability to consummate acquisitions at our historical rate and at appropriate prices, and to make appropriate investments that support our long-term strategy, could negatively impact our growth rate and stock price. In addition, our acquisition of businesses, investments, joint ventures and other strategic relationships could negatively impact our business and financial statements and our indemnification rights may not fully protect us from liabilities we may incur related to such transactions.
•Divestitures or other dispositions could negatively impact our business, and contingent liabilities from businesses that we or our predecessors have disposed could adversely affect our business and financial statements. For example, we could incur significant liability if any of the split-off or spin-off transactions we have consummated is determined to be a taxable transaction or otherwise pursuant to our indemnification obligations with respect to such transactions.
Operational Risks
•Significant disruptions in, or breaches in security of, our information technology systems or data; other losses or disruptions due to catastrophe; and labor disputes can all adversely affect our business and financial statements.
•Defects and unanticipated use or inadequate disclosure with respect to our products or services, or allegations thereof, can adversely affect our business and financial statements.
•If we encounter problems manufacturing products, fail to adjust our manufacturing capacity or related purchases to reflect changing conditions, or suffer disruptions due to sole or limited sources of supply, our business and financial statements may suffer. Adverse changes with respect to key distributors and other channel partners can also adversely affect our business and financial statements.
•Our restructuring actions can have long-term adverse effects on our business and financial statements.
Intellectual Property Risks
•Any inability to adequately protect or avoid third party infringement of our intellectual property, and third party claims that we are infringing their intellectual property rights, can adversely affect our business and financial statements.
Financial and Tax Risks
•Our outstanding debt has increased significantly as a result of the 2020 acquisition of the biopharma business of General Electric Company’s Life Sciences division, now known as Cytiva, and we may incur additional debt in the future. Our existing and future indebtedness may limit our operations and our use of our cash flow and negatively impact our credit ratings; and any failure to comply with the covenants that apply to our indebtedness could adversely affect our business and financial statements.
•Our business and financial statements can be adversely affected by foreign currency exchange rates, changes in our tax rates (including as a result of changes in tax laws) or income tax liabilities/assessments, the outcome of tax audits, financial market risks related to our defined benefit pension plans, recognition of impairment charges for our goodwill or other intangible assets, and fluctuations in the cost and availability of commodities.
Legal, Regulatory, Compliance and Reputational Risks
•Our businesses are subject to extensive regulation (including without limitation regulations applicable to the healthcare industry). Failure to comply with those regulations (including without limitation by our employees, agents or business partners) or significant developments or changes in U.S. laws or policies can adversely affect our business and financial statements. Changes in governmental regulations can also reduce demand for our products or services or increase our expenses.
•With respect to the regulated medical devices we offer, certain modifications to such products may require new 510(k) clearances or other marketing authorizations and may require us to recall or cease marketing such products; off-label marketing of such products could result in substantial penalties; and clinical trials we conduct with respect to such products or potential products may have results that are unexpected or are perceived unfavorably by the market, all of which could adversely affect our business and financial statements.
•We are subject to or otherwise responsible for a variety of litigation and other legal and regulatory proceedings in the course of our business that can adversely affect our business and financial statements.
•Our operations, products and services expose us to the risk of environmental, health and safety liabilities, costs and violations that could adversely affect our business and financial statements.
See the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act, and in any applicable prospectus supplement, for a further discussion regarding reasons that actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Forward-looking statements speak only as of the date of the report, document, press release, webcast, call, materials or other communication in which they are made. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

DANAHER CORPORATION
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Danaher is comprised of more than 20 operating companies with leadership positions in the life sciences, diagnostics, environmental and applied sectors, organized under three segments (Life Sciences; Diagnostics; and Environmental & Applied Solutions). United by the DANAHER BUSINESS SYSTEM (“DBS”), its businesses are also typically characterized by a high level of products and services that are sold on a recurring basis, primarily through a direct sales model and to a geographically diverse customer base. Its business’ research and development, manufacturing, sales, distribution, service and administrative facilities are located in more than 60 countries.
Danaher strives to create shareholder value primarily through three strategic priorities:
•strengthening its competitive advantage through consistent application of the DBS tools;
•enhancing its portfolio in attractive science and technology markets through strategic capital allocation; and
•consistently attracting and retaining exceptional talent.
Danaher measures its progress against these strategic priorities over the long-term based primarily on financial metrics relating to revenue growth, profitability, cash flow and capital returns, as well as certain non-financial metrics. To further the strategic objectives set forth above, Danaher also acquires businesses and makes investments that either complement its existing business portfolio or expand its portfolio into new and attractive markets. Given the rapid pace of technological development and the specialized expertise typical of Danaher’s served markets, acquisitions, strategic alliances and investments provide it access to important new technologies and domain expertise. Danaher believes there are many acquisition and investment opportunities available within its targeted markets. The extent to which Danaher identifies, consummates and effectively integrates appropriate acquisitions, and consummates appropriate investments, affects its overall growth and operating results. Danaher also continually assesses the strategic fit of its existing businesses and may dispose of businesses that are deemed not to fit with its strategic plan.
Our common stock is listed on the New York Stock Exchange under the ticker symbol “DHR.” Our executive offices are located at 2200 Pennsylvania Avenue N.W., Suite 800W, Washington, D.C. 20037, and our telephone number is (202) 828-0850. For additional information concerning Danaher, please see “Where You Can Find More Information.”
DH EUROPE FINANCE S.à r.l.
DH Europe Finance S.à r.l. is formed and existing as a private limited liability company (société à responsabilité limitée), under the laws of Luxembourg. Its registered office is located at 1B Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg. Danaher International is registered with the Luxembourg Register of Commerce and Companies (Registre de commerce et des sociétés, Luxembourg) (“RCS”) under number B 197.470, is an indirect wholly-owned finance subsidiary of Danaher Corporation, and conducts no independent operations other than its financing activities. Danaher International’s telephone number is +352 27-84-80-58.
DH EUROPE FINANCE II S.à r.l.
DH Europe Finance II S.à r.l. is formed and existing as a private limited liability company (société à responsabilité limitée), under the laws of Luxembourg. Its registered office is located at 1B Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg. Danaher International II is registered with the RCS under number B 235.237, is an indirect wholly-owned finance subsidiary of Danaher Corporation, and conducts no independent operations other than its financing activities. Danaher International II’s telephone number is +352 27-84-80-58.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities we offer under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, strategic investments, repayment and refinancing of debt, working capital, share repurchases, payment of dividends and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering by us.

DESCRIPTION OF DANAHER DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that Danaher may issue separately, upon exercise of a debt warrant, in connection with a purchase contract or as part of a unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement and/or free writing prospectus will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Danaher Debt Securities,” the term “debt securities” means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that we issue and a trustee authenticates and delivers under the applicable indenture. As used in this section, the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context requires or as otherwise expressly stated, include our subsidiaries.
Senior debt securities issued by Danaher will be issued under an indenture dated December 11, 2007 between Danaher and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by a second supplemental indenture dated July 1, 2019 between Danaher and The Bank of New York Mellon Trust Company, N.A., as trustee, by a third supplemental indenture dated March 30, 2020 between Danaher and The Bank of New York Mellon Trust Company, N.A., as trustee, and a fourth supplemental indenture dated October 6, 2020 between Danaher and The Bank of New York Mellon Trust Company, N.A., as trustee, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus, subject to such amendments or supplemental indentures as are adopted, from time to time. This indenture and the supplemental indentures are referred to collectively as the “senior indenture.” Subordinated debt securities issued by Danaher will be issued under a separate indenture to be entered into by us and a trustee or trustees identified in the prospectus supplement, the form of which is included as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. This indenture is referred to as the “subordinated indenture.” We refer to the indentures described above as the “indentures” or the “indenture,” as applicable. The following summaries of certain provisions of the indentures and the debt securities are not complete and the summaries are subject to the detailed provisions of the applicable indenture. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement and/or free writing prospectus for particular terms of our debt securities.
The indentures will not limit the aggregate principal amount of debt securities that we may issue and will permit us to issue securities from time to time in one or more series. The indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. However, the senior indenture does restrict us and our subsidiaries from granting certain security interests on certain of our or their property or assets unless the senior debt securities are equally secured. See “—Covenants in the Senior Indenture” below.
The debt securities will be unsecured obligations of Danaher. We currently conduct substantially all of our operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.
The applicable prospectus supplement and/or free writing prospectus will describe the following terms of any series of debt securities that we may offer:
•the title and type of the debt securities;
•whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, as applicable, that the subordination provisions of the indenture shall apply to the securities of that series or that any different subordination provisions, including different definitions of the terms “senior indebtedness” or “existing subordinated indebtedness,” shall apply to securities of that series;
•the initial aggregate principal amount of the debt securities and any limit on such amount;
•the person who will receive interest payments on any debt securities if other than the registered holder;
•the price or prices at which we will sell the debt securities;
•the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;
•the dates on which interest will be payable and the related record dates;
•whether any index, formula or other method will determine payments of principal, premium or interest and the manner of determining the amount of such payments;
•the place or places of payments on the debt securities;
•whether the debt securities are redeemable;
•any redemption dates, prices, obligations and restrictions on the debt securities;
•any mandatory or optional sinking fund or purchase fund or analogous provisions;
•the denominations of the debt securities if other than $1,000 or multiples of $1,000;
•the currency of principal and interest payments if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose under the indenture;
•if the principal of or any premium or interest on any debt securities of any series is payable, at our election or the election of the holder, in one or more currencies other than that in which such debt securities are stated to be payable, the currency or currencies in which such principal, premium or interest shall be payable and other terms and conditions regarding such payment;
•the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;
•the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;
•the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;
•if the debt securities will be issued in the form of one or more book-entry securities, the name of the depositary or its nominee and the circumstances under which the book-entry security may be transferred or exchanged to someone other than the depositary or its nominee;
•any provisions granting special rights if certain events happen;
•any deletions from, changes in or additions to the events of default or the covenants specified in the indenture, or to the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable;
•any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities;
•any conversion or exchange features of the debt securities;
•whether we will issue the debt securities as original issue discount securities for federal income tax purposes;
•any special tax implications of the debt securities;
•the terms of payment upon acceleration; and
•any other material terms of the debt securities not inconsistent with the provisions of the indenture.
Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than the stated principal amount of the debt securities. Tax and other special considerations applicable to any series of debt securities, including original issue discount securities, will be described in the prospectus supplement in which we offer those debt securities.

We will have the ability under each indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.
We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.
Payment and Paying Agents
Unless the applicable prospectus supplement indicates otherwise, payment of interest on a debt security (other than a bearer debt security) on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment.
Generally, we will pay the principal of and any premium and interest on our registered debt securities either at the office of the paying agent designated by us in the applicable prospectus supplement or, if we elect, we may pay interest by mailing a check to your address as it appears on our register or by wire transfer to an account maintained by the person entitled thereto as specified in the securities register. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent or the trustee, or held, for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, or discharged from trust, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof, subject to applicable escheat laws.
Senior Debt Securities
Senior debt securities will be issued under the senior indenture. Payment of the principal of and any premium and interest on senior debt securities will rank equally with all of our other unsecured and unsubordinated debt.
Subordinated Debt Securities
Subordinated debt securities will be issued under the subordinated indenture. Subordinated debt securities of a particular series will be subordinate in right of payment, to the extent and in the manner set forth in the subordinated indenture and the prospectus supplement relating to those subordinated debt securities, to the prior payment of all of our indebtedness that is designated as senior indebtedness with respect to that series. The definition of senior indebtedness will include, among other things, senior debt securities and will be specifically set forth in that prospectus supplement.
Upon any payment or distribution of our assets to creditors or upon our total or partial liquidation or dissolution or in a bankruptcy, receivership, or similar proceeding relating to us or our property, holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before holders of subordinated debt securities will be entitled to receive any payment with respect to the subordinated debt securities and, until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled (other than securities of Danaher or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at the least to the extent provided pursuant to these subordination provisions, to the payment of all senior indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) will be made to the holders of senior indebtedness, all as described in the applicable prospectus supplement. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of subordinated debt securities, together with the holders of any of our obligations ranking in parity with the subordinated debt securities, will be entitled to be paid from our remaining assets the amounts then due and owing with respect to such subordinated debt securities and other obligations, before any payments or distributions will be made on account of any of our capital stock or other obligations ranking junior to such subordinated debt securities and other obligations.
If we default in the payment of any principal of or any premium or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to us by the holders of senior indebtedness or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment shall be made or agreed to be made on account of the principal or any premium or interest on any of the subordinated debt securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the subordinated debt securities.
By reason of this subordination, in the event of insolvency, our creditors who are holders of senior indebtedness or holders of any indebtedness or preferred stock of our subsidiaries, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.
Events of Default
Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under the indenture:
•failure to pay interest on our debt securities of that series for 30 days past the applicable due date;
•failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon acceleration or otherwise);
•failure to deposit any sinking fund payment on debt securities of that series when due;
•failure to perform, or breach of, any other covenant, agreement or warranty for the benefit of the holders of the debt securities in the indenture, other than a covenant, agreement or warranty a default in whose performance or breach is dealt with elsewhere in the indenture, or which is included in the indenture solely for the benefit of a different series of our debt securities, which continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture;
•specified events relating to our bankruptcy, insolvency or reorganization; and
•any other event of default with respect to debt securities of that series established pursuant to the applicable supplemental indenture.
An event of default with respect to one series of debt securities is not necessarily an event of default for another series.
If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount outstanding of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the applicable indenture, then the principal of and interest on the debt securities shall become due and payable immediately without any act by the trustee or any holder of debt securities. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium, or interest with respect to those debt securities or (2) a default with respect to a provision of the applicable indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding of the debt securities of any series may also, on behalf of the holders of all debt securities of that series, waive, with respect to that series, our compliance with certain restrictive covenants in the applicable indenture.
If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to debt securities of a particular series and if it is known to any specified responsible officer of the trustee, the trustee will mail to each holder of such debt securities notice of such default within 90 days after it occurs or, if later, after the trustee obtains knowledge of such default. Except in the case of default in the payment of principal, premium, or interest with respect to the debt securities of that series or in the making of any sinking fund payment with respect to the debt securities of that series, the trustee may withhold such notice if and so long as the corporate trust committee or a committee of specified responsible officers of the trustee in good faith determines that withholding the notice is in the interests of the holders of such debt securities.

A holder may institute a suit for enforcement of such holder’s rights under the applicable indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:
•the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities held by that holder;
•holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;
•the trustee does not receive direction contrary to the holder’s request from holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days following such notice, request and offer of indemnity under the terms of the applicable indenture; and
•the trustee does not institute the requested proceeding within 60 days following such notice.
The indentures will require us to annually deliver to the trustee a statement as to performance of our obligations under the indentures and as to any defaults.
A default in the payment of any of our debt securities, or a default with respect to our debt securities that causes them to be accelerated, may give rise to a cross-default under our other indebtedness.
Satisfaction and Discharge of the Indentures
An indenture will generally cease to be of any further effect with respect to a series of debt securities if:
•we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or
•all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and in any such case we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those debt securities;
and if, in either case, we also pay or cause to be paid all other sums payable under the applicable indenture by us and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.
Legal Defeasance and Covenant Defeasance
Any series of our debt securities will be subject to the defeasance and discharge provisions of the applicable indenture unless otherwise specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:
•legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities, including any subordination provisions; or
•covenant defeasance, which will permit us to be released from our obligations to comply with certain covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.
If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.
Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:
•with respect to debt securities denominated in U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in U.S. dollars, U.S. government obligations (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of and any premium and interest on those debt securities;
•with respect to debt securities denominated in a currency other than U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in such currency, obligations of the foreign government that issued such currency (taking into account payment of principal, premium and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of and any premium and interest on those debt securities;
•we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal, premium and interest when due on the deposited U.S. government obligations or foreign government obligations, as applicable, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;
•no event which is, or after notice or lapse of time would become, an event of default under the indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to our bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;
•the deposit does not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all securities under the indenture are in default within the meaning of such Act);
•the deposit is not a default under any other agreement binding on us;
•such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such Act;
•we deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance;
•if the securities are to be redeemed prior to the stated maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given or provision for such notice satisfactory to the trustee shall have been made;
•with respect to any series of subordinated debt securities, at the time of such deposit, (1) no default in the payment of principal, premium or interest with respect to any senior indebtedness shall have occurred and be continuing, (2) no event of default shall have resulted in any senior indebtedness becoming, and continuing to be, due and payable prior to the date it would otherwise have become due and payable (unless payment of such senior indebtedness has been provided for), and (3) no other event of default shall have occurred and be continuing which permits the holders thereof to declare such indebtedness due and payable prior to the date it would otherwise have become due and payable; and
•we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.
Modification and Waiver
We and the trustee may enter into supplemental indentures for the purpose of modifying or amending an indenture with the consent of holders of at least a majority in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected thereby is required for any of the following modifications or amendments:
•to reduce the percentage in principal amount of debt securities of any series whose holders must consent to a supplemental indenture, or consent to any waiver of compliance with certain provisions of the indenture, or consent to certain defaults under the indenture, in each case as provided for in the indenture;
•to reduce the rate of, or change the stated maturity of any installment of, interest on any debt security;

•to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;
•to reduce the premium payable upon the redemption of any debt security;
•to make any debt security, or any premium or interest thereon, payable in a currency other than that stated in that debt security;
•to change any place of payment where any debt security or any premium or interest thereon is payable;
•to change the right to convert any debt security in accordance with its terms;
•to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption);
•to modify the provisions of the indenture with respect to subordination of debt securities in a manner adverse to any registered holder of a debt security; or
•generally, to modify any of the above provisions of the indenture or any provisions providing for the waiver of past defaults or waiver of compliance with certain covenants, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver, as applicable, or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.
In addition, we and the trustee with respect to an indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):
•to evidence that another person has become our successor and that the successor assumes our covenants, agreements, and obligations in the indenture and in the debt securities;
•to surrender any of our rights or powers under the indenture or to add to our covenants further covenants for the protection of the holders of all or any series of debt securities;
•to add any additional events of default for the benefit of the holders of all or any series of debt securities;
•to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision in the indenture or any supplemental indenture, or to make other provisions in regard to matters or questions arising under the indenture;
•to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;
•to secure the debt securities;
•to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as the addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there are no debt securities of that series outstanding;
•to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee;
•with respect to the subordinated indenture, to add to, change or eliminate any of the subordination provisions in the indenture or change the definition of “senior indebtedness” in respect of one or more series of debt securities, provided that any such addition, change or elimination does not adversely affect the interests of the holders of outstanding debt securities in any material respect;

•to establish the form or terms of debt securities of any series; and
•to make provisions with respect to the conversion rights of holders, including providing for the conversion of debt securities of any series into any security or securities of ours.
Certain Covenants
In addition to such other covenants, if any, as may be described in the accompanying prospectus supplement and/or free writing prospectus and except as may be otherwise set forth in the accompanying prospectus supplement and/or free writing prospectus, the indenture will require us, subject to certain limitations described therein, to, among other things, do the following:
•deliver to the trustee all information, documents and reports required to be filed by us with the SEC under Section 13 or 15(d) of the Exchange Act, within 15 days after the same is filed with the SEC;
•deliver to the trustee annual officers’ certificates with respect to our compliance with our obligations under the indenture;
•maintain the existence, rights and franchises of us and our significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act), except to the extent our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not adverse in any material respect to the holders of the debt securities; and
•pay, and cause our significant subsidiaries to pay, our and their taxes, assessments and government levies when due, except to the extent the same is being contested in good faith by appropriate proceedings.
Notice of Redemption
Notice of any redemption of debt securities will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such debt securities, the trustee will select the debt securities to be redeemed in accordance with a method determined by Danaher, in such manner as complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of debt securities will cease to accrue on and after the date fixed for redemption, unless Danaher defaults in the payment of such redemption price and accrued interest with respect to any such security or portion thereof.
If any date of redemption of any security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Covenants in the Senior Indenture
You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.”
Limitation on Secured Debt
Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, we will not, and will not permit any Subsidiary to, create, assume, or guarantee any Secured Debt without making effective provision for securing the senior debt securities equally and ratably with such Secured Debt. This covenant does not apply to debt secured by:
•purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by us or a Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;
•mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by us or a Subsidiary;

•security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary;
•security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Subsidiary, provided that no such security interests shall extend to any other Principal Property of ours or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;
•security interests on our property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any Subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;
•security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to us or to another Subsidiary;
•any mechanics’, materialmen’s, carriers’ or other similar lien arising in the ordinary course of business, including construction of facilities, in respect of obligations that are not yet due or that are being contested in good faith;
•any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith;
•any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed;
•landlords’ liens on fixtures located on premises leased by us or a Subsidiary in the ordinary course of business; or
•any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.
Limitation on Sale and Leaseback Transactions
Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, the senior indenture provides that we will not, and will not permit any Subsidiary to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of ours or any Subsidiary that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:
•we or such Subsidiary would be entitled, without equally and ratably securing the senior debt securities, to incur Indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “—Limitation on Secured Debt,” or
•an amount equal to the value of the Principal Property so leased is applied to the retirement, within 120 days of the effective date of such arrangement, of Indebtedness for borrowed money incurred or assumed by us or a Subsidiary which is recorded as Funded Debt as shown on our most recent consolidated balance sheet and which in the case of such indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of the senior debt securities.
Exempted Indebtedness
Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, we and any one or more Subsidiaries may, without securing the senior debt securities, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt of Sale and Leaseback Transactions, other than Sale and Leaseback

Transactions described in either bullet of the preceding paragraph, at such time does not exceed 15% of Consolidated Net Assets.
Certain Definitions
Set forth below are certain defined terms used in the senior indenture. Reference is made to the senior indenture for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of senior debt securities.
The term “Attributable Debt,” in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
The term “Consolidated Assets” means the aggregate of all assets of us and our Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles in the United States (GAAP)), appearing on the most recent available consolidated balance sheet of us and our Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.
The term “Consolidated Current Liabilities” means the aggregate of the current liabilities of us and our Subsidiaries appearing on the most recent available consolidated balance sheet of us and our Subsidiaries, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of us and our Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within twelve months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at our option or the option of any Subsidiary for a term in excess of twelve months from the date of determination.
The term “Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.
The term “Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of us and our Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be required to be accounted for as finance leases on Danaher’s consolidated balance sheet; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on our balance sheet.
The term “Indebtedness” means, with respect to a person, (i) all liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet, (ii) all indebtedness secured by any Lien existing on property owned subject to such Lien, whether or not such secured indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing clauses (i) or (ii) above, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness).
The term “Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
The term “Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by us or any Subsidiary, whether owned on the date of the indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of us and our Subsidiaries,

other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of our board of directors (evidenced by a certified board resolution delivered to the trustee), is not of material importance to the business conducted by us and our Subsidiaries taken as a whole.
The term “Secured Debt” means Indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:
•any Principal Property, or
•any shares of capital stock or Indebtedness of any Subsidiary that owns a Principal Property.
The term “Subsidiary” means any corporation or other entity (including, without limitation, partnerships, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Danaher, or by one or more Subsidiaries of Danaher, or by Danaher and one or more other Subsidiaries.
Consolidation, Merger and Sale of Assets
Unless otherwise provided in the applicable prospectus supplement, our indentures prohibit us from consolidating with or merging into another business entity, or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:
•the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust, and it expressly assumes our obligations with respect to outstanding debt securities by executing a supplemental indenture;
• immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and
•we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.
Conversion Rights
We will describe the terms upon which debt securities may be convertible into shares of our common stock or other securities in a prospectus supplement. These terms will include the type of securities the debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.
Denomination
Normally, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency. Except as may be provided otherwise in the applicable prospectus supplement and/or free writing prospectus, we will issue registered securities in denominations of $1,000 or integral multiples of $1,000.
Our Trustee
Unless stated in the applicable prospectus supplement, (i) the trustee may also be the trustee under any other indenture for debt securities and (ii) any trustee or its affiliates may lend money to us and/or may from time to time have other business arrangements with us. If and when the trustee becomes a creditor of ours, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us.
Governing Law
The indentures and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF DANAHER INTERNATIONAL AND DANAHER INTERNATIONAL II DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that Danaher International or Danaher International II may offer from time to time in the form of one or more series of debt securities. The applicable prospectus supplement and/or free writing prospectus will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Danaher International and Danaher International II Debt Securities,” the term “debt securities” means the senior debentures, notes, bonds and other evidences of indebtedness that Danaher International or Danaher International II issues and a trustee authenticates and delivers under the applicable indenture. As used in this section, the term “Danaher International” refers to DH Europe Finance S.à r.l. (formerly known as DH Europe Finance S.A.) and the term “Danaher International II” refers to DH Europe Finance II S.à r.l. References to an “issuer,” “we,” “our” and “us” refer to either Danaher International or Danaher International II, as applicable, and references to “Danaher” refer to Danaher Corporation and do not, unless the context requires or as otherwise expressly stated, include Danaher’s subsidiaries.
Debt securities issued by Danaher International will be issued under an indenture dated July 8, 2015 by and among DH Europe Finance S.à r.l. (formerly known as DH Europe Finance S.A.), as issuer, Danaher Corporation, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a third supplemental indenture dated July 1, 2019 by and among DH Europe Finance S.à r.l., as issuer, Danaher Corporation, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus, subject to such amendments or supplemental indentures as are adopted, from time to time. This indenture is referred to in this section as the “Danaher International indenture.”
Debt securities issued by Danaher International II will be issued under an indenture dated September 18, 2019 by and among DH Europe Finance II S.à r.l., as issuer, Danaher Corporation, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a second supplemental indenture dated November 7, 2019 by and among DH Europe Finance II S.à r.l., as issuer, Danaher Corporation, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus, subject to such amendments or supplemental indentures as are adopted, from time to time. This indenture is referred to in this section as the “Danaher International II indenture.”
Each of the Danaher International indenture and the Danaher International II indenture is referred to as an “indenture” and collectively as the “indentures.” The following summaries of certain provisions of the indentures and the debt securities are not complete and the summaries are subject to the detailed provisions of the indentures. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement and/or free writing prospectus for particular terms of the debt securities.
The indentures will not limit the aggregate principal amount of debt securities that we may issue and will permit us to issue securities from time to time in one or more series. The indentures do not contain any provisions that would limit Danaher’s or either issuer’s ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Danaher and/or the applicable issuer. However, the indentures do restrict Danaher and its subsidiaries, including the issuers, from granting certain security interests on certain property or assets of Danaher and/or its subsidiaries unless the debt securities are equally secured. See “—Covenants in the Indentures” below.
The debt securities will be unsecured obligations of Danaher International or Danaher International II, as applicable, and will be fully and unconditionally guaranteed by Danaher. Payment of the principal of and any premium and interest on debt securities will rank equally with all of the applicable issuer’s other unsecured and unsubordinated debt. Each of Danaher International and Danaher International II is a finance subsidiary of Danaher that conducts no independent operations of its own other than financing activities, and Danaher is a holding company that conducts substantially all of its operations through its subsidiaries, and, as a result, the holders of debt securities will be effectively subordinated to the creditors of Danaher’s subsidiaries. This means that all claims of creditors (including trade creditors) of Danaher’s other subsidiaries will have priority with respect to the assets of such subsidiaries over Danaher’s claims (and therefore the claims of its creditors, including holders of debt securities guaranteed by Danaher).
The applicable prospectus supplement and/or free writing prospectus will describe the following terms of any series of debt securities that Danaher International or Danaher International II may offer:
•the title and type of the debt securities;

•the initial aggregate principal amount of the debt securities and any limit on such amount;
•the person who will receive interest payments on any debt securities if other than the registered holder;
•the price or prices at which we will sell the debt securities;
•the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;
•the dates on which interest will be payable and the related record dates;
•whether any index, formula or other method will determine payments of principal, premium or interest and the manner of determining the amount of such payments;
•whether the debt securities will be guaranteed by any person other than Danaher and, if so, the identity of the person and the terms and conditions upon which the debt securities will be guaranteed;
•the place or places of payments on the debt securities;
•whether the debt securities are redeemable;
•any redemption dates, prices, obligations and restrictions on the debt securities;
•any mandatory or optional sinking fund or purchase fund or analogous provisions;
•the denominations of the debt securities if other than $1,000 or multiples of $1,000;
•the currency of principal and interest payments if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose under the applicable indenture;
•if the principal of or any premium or interest on any debt securities of any series is payable, at our election or the election of the holder, in one or more currencies other than that in which such debt securities are stated to be payable, the currency or currencies in which such principal, premium or interest shall be payable and other terms and conditions regarding such payment;
•the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;
•the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;
•the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;
•if the debt securities will be issued in the form of one or more book-entry securities, the name of the depositary or its nominee and the circumstances under which the book-entry security may be transferred or exchanged to someone other than the depositary or its nominee;
•any provisions granting special rights if certain events happen;
•any deletions from, changes in or additions to the events of default or the covenants specified in the applicable indenture, or to the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable;
•any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities;
•any conversion or exchange features of the debt securities;
•whether we will issue the debt securities as original issue discount securities for federal income tax purposes;
•any special tax implications of the debt securities;

•the terms of payment upon acceleration; and
•any other material terms of the debt securities not inconsistent with the provisions of the applicable indenture.
Debt securities may bear interest at fixed or floating rates. We may issue debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than the stated principal amount of the debt securities. Tax and other special considerations applicable to any series of debt securities, including original issue discount securities, will be described in the prospectus supplement in which we offer those debt securities.
We will have the ability under the indentures to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.
We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.
Guarantee
Danaher will fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on the debt securities on a senior unsecured basis, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all other obligations of Danaher International or Danaher International II under the applicable indenture and debt securities.
Redemption Upon Changes in Withholding Taxes
Unless otherwise provided in the applicable prospectus supplement, Danaher International or Danaher International II, as applicable, may redeem all, but not less than all, of the debt securities of any series under the following conditions:
•If there is an amendment to, or change in, the laws, regulations or rulings of Luxembourg or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Danaher International, Danaher International II or Danaher;
•As a result of such amendment or change, Danaher International, Danaher International II or Danaher becomes, or there is a material probability that Danaher International, Danaher International II or Danaher will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series;
•The obligation to pay Additional Amounts cannot be avoided through Danaher International’s, Danaher International II’s or Danaher’s commercially reasonable measures;
•Danaher International or Danaher International II delivers to the trustee:
◦a certificate of Danaher International, Danaher International II or Danaher, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by Danaher International, Danaher International II or Danaher as the case may be, taking commercially reasonable measures available to it; and
◦a written opinion of independent tax counsel to Danaher International, Danaher International II or Danaher, as the case may be, of recognized standing to the effect that Danaher International, Danaher International II or Danaher, as the case may be, has, or there is a material probability that it will become, obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that Danaher International, Danaher International II or Danaher, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•Following the delivery of the certificate and opinion described in the previous bullet point, Danaher International or Danaher International II provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which Danaher International, Danaher International II or Danaher would otherwise be, or there is a material probability that it would otherwise be, required to pay Additional Amounts.
Upon the occurrence of each of the bullet points above, Danaher International or Danaher International II may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.
Notice of Redemption
Notice of any redemption (other than a redemption for a change in withholding tax) will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If Danaher International or Danaher International II elects to redeem a portion but not all of such debt securities, the trustee will select the debt securities to be redeemed in accordance with a method determined by Danaher International or Danaher International II, in such manner as complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of debt securities will cease to accrue on and after the date fixed for redemption, unless Danaher International or Danaher International II, as the case may be, defaults in the payment of such redemption price and accrued interest with respect to any such security or portion thereof.
If any date of redemption of any security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Payment of Additional Amounts
Unless otherwise required by law, none of Danaher International, Danaher International II nor Danaher will deduct or withhold from payments made by Danaher International, Danaher International II or Danaher under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Danaher International, Danaher International II or Danaher is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Danaher International, Danaher International II or Danaher, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted. Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the securities or for or on account of:
•any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:
◦is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;
◦has or had any present or former connection (other than the mere fact of ownership of such securities) with the Taxing Jurisdiction imposing such taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;
◦with respect to any withholding taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax-exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

◦actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of Danaher International or Danaher within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or
◦is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3) of the Code;
•any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the securities, except as otherwise provided in the applicable indenture;
•any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;
•any Taxes imposed solely as a result of the presentation of such securities (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the securities been presented for payment on any date during such 30-day period;
•with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;
•any Taxes that are payable by any method other than withholding or deduction by Danaher International, Danaher International II or Danaher or any paying agent from payments in respect of such securities;
•any Taxes required to be withheld by any paying agent from any payment in respect of any securities if such payment can be made without such withholding by at least one other paying agent;
•any Taxes required to be deducted or withheld pursuant to any Directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000, on the taxation of savings income in the form of interest payments (or any amendment thereof), or any law implementing or complying with, or introduced in order to conform to, any such Directive (or the Luxembourg Law of December 23, 2005 (as amended));
•any withholding or deduction for Taxes which would not have been imposed if the relevant Securities had been presented to another paying agent in a Member State of the European Union;
•any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or
•any combination of the above conditions.
Additional Amounts also will not be payable to any holder of securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.
Each of Danaher International, Danaher International II and Danaher, as applicable, also:
•will make such withholding or deduction of Taxes;
•will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and
•upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Danaher International, Danaher International II or Danaher or if, notwithstanding Danaher International’s, Danaher International II’s or Danaher’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.
At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if Danaher International, Danaher International II or Danaher will be obligated to pay Additional Amounts with respect to such payment, Danaher International, Danaher International II or Danaher will deliver to the trustee an offices’ certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.
In addition, Danaher International or Danaher International II, as applicable, will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.
The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which Danaher International, Danaher International II or Danaher or any successor to Danaher International, Danaher International II or Danaher, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein (and the term Taxing Jurisdiction shall include such jurisdictions, political subdivisions, taxing authority or agency).
Whenever in an indenture, any debt securities, any guarantee or in this “Description of Danaher International and Danaher International II Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.
Payment and Paying Agents
Unless the applicable prospectus supplement indicates otherwise, payment of interest on a debt security (other than a bearer debt security) on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment.
Generally, we will pay the principal of and any premium and interest on our registered debt securities either at the office of the paying agent designated by us in the applicable prospectus supplement or, if we elect, we may pay interest by mailing a check to your address as it appears on our register or by wire transfer to an account maintained by the person entitled thereto as specified in the securities register. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us or Danaher to a paying agent or the trustee, or held, for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, or discharged from trust, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof, subject to applicable escheat laws.
Events of Default
Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under each indenture:
•failure to pay interest on our debt securities of that series for 30 days past the applicable due date;
•failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon acceleration or otherwise);

•failure to deposit any sinking fund payment on debt securities of that series when due;
•failure to perform, or breach of, any other covenant, agreement or warranty for the benefit of the holders of the debt securities in such indenture, other than a covenant, agreement or warranty a default in whose performance or breach is dealt with elsewhere in such indenture, or which is included in such indenture solely for the benefit of a different series of our debt securities, which continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in such indenture;
•specified events relating to the issuer’s or Danaher’s bankruptcy, insolvency or reorganization;
•the guarantee of the obligations under the debt securities is determined in a final, non-appealable judgment to be unenforceable or invalid or such guarantee ceases to be, or is asserted in writing by Danaher International, Danaher International II or Danaher to no longer be, in full force and effect and enforceable in accordance with its terms, subject to specified conditions; and
•any other event of default with respect to debt securities of that series established pursuant to the applicable supplemental indenture.
An event of default with respect to one series of debt securities is not necessarily an event of default for another series.
If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount outstanding of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the applicable indenture, then the principal of and interest on the debt securities shall become due and payable immediately without any act by the trustee or any holder of debt securities. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium or interest with respect to those debt securities or (2) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding of the debt securities of any series may also, on behalf of the holders of all debt securities of that series, waive, with respect to that series, our compliance with certain restrictive covenants in the indenture.
If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to debt securities of a particular series and if it is known to any specified responsible officer of the trustee, the trustee will mail to each holder of such debt securities notice of such default within 90 days after it occurs or, if later, after the trustee obtains knowledge of such default. Except in the case of default in the payment of principal, premium or interest with respect to the debt securities of that series or in the making of any sinking fund payment with respect to the debt securities of that series, the trustee may withhold such notice if and so long as the corporate trust committee or a committee of specified responsible officers of the trustee in good faith determines that withholding the notice is in the interests of the holders of such debt securities.
A holder may institute a suit against us for enforcement of such holder’s rights under the applicable indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:
•the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities held by that holder;
•holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;
•the trustee does not receive direction contrary to the holder’s request from holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days following such notice, request and offer of indemnity under the terms of such indenture; and

•the trustee does not institute the requested proceeding within 60 days following such notice.
Each indenture will require us to annually deliver to the trustee a statement as to performance of our obligations under such indenture and as to any defaults.
A default in the payment of any of our debt securities or under any related guarantee, or a default with respect to our debt securities or any related guarantee that causes such debt securities to be accelerated, may give rise to a cross-default under our other indebtedness.
Satisfaction and Discharge of the Indentures
Each indenture will generally cease to be of any further effect with respect to a series of debt securities and the related guarantees if:
•we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or
•all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and in any such case we have deposited with the trustee as trust funds (either in United States dollars or U.S. government obligations or such other currency or foreign government obligations or currency units in which the debt securities of any series may be payable) the entire amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those debt securities;
and if, in either case, the issuer or Danaher also pays or causes to be paid all other sums payable under the applicable indenture by such issuer or Danaher and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.
Legal Defeasance and Covenant Defeasance
Any series of our debt securities will be subject to the defeasance and discharge provisions of the applicable indenture unless otherwise specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:
•legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities and all of Danaher’s obligations in respect of its guarantee of the debt securities; or
•covenant defeasance, which will permit us to be released from our obligations to comply with certain covenants relating to those debt securities and Danaher to be released from its obligations to comply with certain covenants relating to its guarantee of the debt securities as described in the applicable prospectus supplement.
If an issuer exercises its legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If an issuer exercises its covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.
Unless otherwise provided in the applicable prospectus supplement, an issuer may invoke legal defeasance or covenant defeasance with respect to any series of its debt securities only if:
•with respect to debt securities denominated in U.S. dollars, the issuer or Danaher irrevocably deposits with the trustee, in trust, an amount in U.S. dollars, U.S. government obligations (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of and any premium and interest on those debt securities;
•with respect to debt securities denominated in a currency other than U.S. dollars, the issuer or Danaher irrevocably deposits with the trustee, in trust, an amount in such currency, obligations of the foreign government that issued such currency (taking into account payment of principal, premium and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of and any premium and interest on those debt securities;
•the issuer or Danaher delivers to the trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal, premium and interest when due on the deposited U.S. government obligations or foreign government obligations, as applicable, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;
•no event which is, or after notice or lapse of time would become, an event of default under the applicable indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to the issuer’s or Danaher’s bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;
•the deposit does not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all securities under the applicable indenture are in default within the meaning of such Act);
•the deposit is not a default under any other agreement binding on the issuer or Danaher;
•such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such Act;
•we or Danaher deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance;
•if the securities are to be redeemed prior to the stated maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given or provision for such notice satisfactory to the trustee shall have been made; and
•we or Danaher deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.
Modification and Waiver
An issuer, Danaher and the trustee may enter into supplemental indentures for the purpose of modifying or amending such issuer’s indenture with the consent of holders of at least a majority in aggregate principal amount of each series of the issuer’s outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of the debt securities that are affected thereby is required for any of the following modifications or amendments:
•to reduce the percentage in principal amount of debt securities of any series whose holders must consent to a supplemental indenture, or consent to any waiver of compliance with certain provisions of the indenture, or consent to certain defaults under the indenture, in each case as provided for in the applicable indenture;
•to reduce the rate of, or change the stated maturity of any installment of, interest on any debt security;
•to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;
•to reduce the premium payable upon the redemption of any debt security;
•to make any debt security, or any premium or interest thereon, payable in a currency other than that stated in that debt security;
•to change any place of payment where any debt security or any premium or interest thereon is payable;
•to change the right to convert any debt security in accordance with its terms;

•to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption);
•to release Danaher from its obligations in respect of the guarantee of any series of debt security; or
•generally, to modify any of the above provisions of the indenture or any provisions providing for the waiver of past defaults or waiver of compliance with certain covenants, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver, as applicable, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.
In addition, each issuer, Danaher and the trustee with respect to such issuer’s indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):
•to evidence that another person has become such issuer’s or Danaher’s successor and that the successor assumes such issuer’s or Danaher’s covenants, agreements, and obligations, as applicable, in the applicable indenture and in the debt securities and the guarantees thereof;
•to surrender any of such issuer’s or Danaher’s rights or powers under the indenture, or to add to such issuer’s or Danaher’s covenants further covenants for the protection of the holders of all or any series of debt securities;
•to add any additional events of default for the benefit of the holders of all or any series of debt securities;
•to cure any ambiguity, to correct or supplement any provision in the applicable indenture or in any supplemental indenture that may be defective or inconsistent with any other provision in the indenture or any supplemental indenture, or to make other provisions in regard to matters or questions arising under the applicable indenture;
•to conform the applicable indenture or any supplemental indenture to the description of the debt securities set forth in any prospectus or prospectus supplement related to such series of debt securities;
•to add to or change any of the provisions of the applicable indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;
•to secure the debt securities or any guarantees;
•to add to, change, or eliminate any of the provisions of the applicable indenture with respect to one or more series of debt securities, so long as the addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there are no debt securities of that series outstanding;
•to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as necessary to provide for the administration of the applicable indenture by more than one trustee;
•to establish the form or terms of debt securities of any series; and
•to make provisions with respect to the conversion rights of holders, including providing for the conversion of debt securities of any series into any security or securities of ours.
Certain Covenants
In addition to such other covenants, if any, as may be described in the accompanying prospectus supplement and/or free writing prospectus and except as may be otherwise set forth in the accompanying prospectus supplement and/or free writing prospectus, the applicable indenture will require the issuer and/or Danaher, as the case may be, subject to certain limitations described therein, to, among other things, do the following:
•deliver to the trustee all information, documents and reports required to be filed by the issuer or Danaher, as the case may be, with the SEC under Section 13 or 15(d) of the Exchange Act, within 15 days after the same is filed with the SEC;
•deliver to the trustee annual officers’ certificates with respect to compliance with the issuer’s and Danaher’s obligations under the applicable indenture;
•preserve and keep in full force and effect Danaher, Danaher International and Danaher International II’s corporate existences; and
•pay, and cause Danaher’s significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act) to pay, the issuer’s, Danaher’s and their taxes, assessments and government levies when due, except to the extent the same is being contested in good faith by appropriate proceedings.
Documents filed by an issuer or Danaher with the SEC via the EDGAR system will be deemed to be filed with the trustee and transmitted to holders of the notes as of the time such documents are filed via the EDGAR system.
Covenants in the Indentures
You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.”
Limitation on Secured Debt
Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, Danaher will not, and will not permit any of its Subsidiaries to, create, assume, or guarantee any Secured Debt without making effective provision for securing the debt securities equally and ratably with such Secured Debt. This covenant does not apply to debt secured by:
•purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by Danaher or any of its Subsidiaries prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;
•mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by Danaher or any of its Subsidiaries;
•security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary;
•security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with Danaher or any of its Subsidiaries or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to Danaher or any of its Subsidiaries, provided that no such security interests shall extend to any other Principal Property of Danaher or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;
•security interests on Danaher’s property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit Danaher or any of its Subsidiaries to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license

•security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to Danaher or to another Subsidiary;
•any mechanics’, materialmen’s, carriers’ or other similar lien arising in the ordinary course of business, including construction of facilities, in respect of obligations that are not yet due or that are being contested in good faith;
•any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith;
•any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed;
•landlords’ liens on fixtures located on premises leased by Danaher or any of its Subsidiaries in the ordinary course of business; or
•any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.
Limitation on Sale and Leaseback Transactions
Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, each indenture provides that Danaher will not, and will not permit any of its Subsidiaries to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of Danaher or any of its Subsidiaries that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:
•Danaher or such Subsidiary would be entitled, without equally and ratably securing the debt securities, to incur Indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “—Limitation on Secured Debt,” or
•an amount equal to the value of the Principal Property so leased is applied to the retirement, within 120 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by Danaher or any of its Subsidiaries which is recorded as Funded Debt as shown on Danaher’s most recent consolidated balance sheet and which in the case of such Indebtedness of ours or Danaher, is not subordinate and junior in right of payment to the prior payment of the debt securities or guarantees, as applicable.
Exempted Indebtedness
Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, Danaher and any one or more of its Subsidiaries may, without securing the debt securities, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet of the preceding paragraph, at such time does not exceed 15% of Consolidated Net Assets.
Business Activities
Neither Danaher International nor Danaher International II will engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 13-01(a)(4)(vi) of Regulation S-X under the Securities Act.
Certain Definitions
Set forth below are certain defined terms used in the indentures. Reference is made to the applicable indenture for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of debt securities.
The term “Attributable Debt,” in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by Danaher) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
The term “Consolidated Assets” means the aggregate of all assets of Danaher and its Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles in the United States (GAAP)), appearing on the most recent available consolidated balance sheet of Danaher and its Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.
The term “Consolidated Current Liabilities” means the aggregate of the current liabilities of Danaher and its Subsidiaries appearing on the most recent available consolidated balance sheet of Danaher and its Subsidiaries, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of Danaher and its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within twelve months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at Danaher’s option or the option of any of its Subsidiaries for a term in excess of twelve months from the date of determination.
The term “Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.
The term “Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of Danaher and its Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be required to be accounted for as finance leases on Danaher’s consolidated balance sheet; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on Danaher’s balance sheet.
“Indebtedness” means, with respect to a person, (i) all liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet, (ii) all indebtedness secured by any Lien existing on property owned subject to such Lien, whether or not such secured indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing clauses (i) or (ii) above, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness).
“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
The term “Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by Danaher or any of its Subsidiaries, whether owned on the date of the indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of Danaher and its Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of Danaher’s board of directors (evidenced by a certified board resolution delivered to the trustee), is not of material importance to the business conducted by Danaher and its Subsidiaries taken as a whole.
The term “Secured Debt” means Indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:
•any Principal Property, or
•any shares of capital stock or Indebtedness of any Subsidiary that owns a Principal Property.

The term “Subsidiary” means any corporation or other entity (including, without limitation, partnerships, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Danaher, or by one or more Subsidiaries of Danaher, or by Danaher and one or more other Subsidiaries. Each of Danaher International and Danaher International II constitutes a “Subsidiary” under the indentures.
Consolidation, Merger and Sale of Assets
If the conditions below are met, Danaher International, Danaher International II and Danaher, as the case may be, may consolidate with or merge into another business entity, or convey, transfer or lease Danaher International’s, Danaher International II’s or Danaher’s properties and assets, as the case may be, substantially as an entirety to any entity.
Danaher International or Danaher International II may engage in a consolidation, merger or transfer or lease of assets as an entirety only if:
•the surviving or acquiring entity is (1) Danaher or (2) a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any member country of the European Union, directly or indirectly wholly-owned by Danaher, and, in each case such acquiring entity expressly assumes Danaher International’s or Danaher International II’s obligations with respect to each series of its respective outstanding debt securities by executing a supplemental indenture;
•immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and
•Danaher International or Danaher International II, as the case may be, has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable indenture and all conditions precedent relating to such transaction have been complied with.
In addition, Danaher may engage in a consolidation, merger or transfer or lease of assets as an entirety only if:
•the surviving or acquiring entity is (1) Danaher or (2) a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States that expressly assumes Danaher’s guarantee obligations with respect to each series of Danaher International’s outstanding debt securities by executing a supplemental indenture;
•immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and
•Danaher has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.
Conversion Rights
We will describe the terms upon which debt securities may be convertible into shares of Danaher’s common stock or other securities in a prospectus supplement. These terms will include the type of securities the debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of Danaher common stock or other securities issuable upon conversion.
Denomination
If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency other than U.S. dollars. Except as may be provided otherwise in the applicable prospectus supplement and/or free writing prospectus, we will issue registered securities in denominations of $1,000 or integral multiples of $1,000.
Our Trustee
Unless stated in the applicable prospectus supplement, (i) the trustee may also be the trustee under any other indenture for debt securities and (ii) any trustee or its affiliates may lend money to an issuer and/or Danaher may from time to time have other business arrangements with the issuers and/or Danaher. If and when the trustee becomes a creditor of an issuer or Danaher, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against an issuer or guarantor.
Governing Law
The indentures, the debt securities and any related guarantees will be governed by the laws of the State of New York. For the avoidance of doubt, the applicability of Articles 470-3 to 470-19 of the Luxembourg law dated 10 August 1915 on commercial companies, as amended (the “1915 Law”), shall be excluded.

DESCRIPTION OF CAPITAL STOCK
General
The following summary description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based on, and qualified by reference to, the applicable provisions of Delaware corporate law (the “DGCL”) and our restated certificate of incorporation (our “Restated Certificate of Incorporation”), our amended and restated by-laws (our “Amended and Restated By-Laws”), the certificate of designations setting forth the terms of our 4.75% Mandatory Convertible Preferred Stock, Series A (our “Series A Certificate of Designations”), and the certificate of designations setting forth the terms of our 5.00% Mandatory Convertible Preferred Stock, Series B (our “Series B Certificate of Designations”), each as amended and restated through the date of this prospectus. You should read our Restated Certificate of Incorporation, Amended and Restated By-Laws, our Series A Certificate of Designations, and our Series B Certificate of Designations, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you. As used in this “Description of Capital Stock,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context requires or as otherwise expressly stated, include our subsidiaries.
As of March 26, 2021, our authorized capital stock consisted of 2,000,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, without par value, of which 1,650,000 shares have been designated as 4.75% Mandatory Convertible Preferred Stock, Series A (the “Series A MCPS”) and 1,717,500 shares have been designated as 5.00% Mandatory Convertible Preferred Stock, Series B (the “Series B MCPS”). As of March 26, 2021, we had 713,126,985 shares of our common stock outstanding; 1,649,980 shares of the Series A MCPS outstanding, with an aggregate liquidation preference of $1,649,980,000; and 1,717,500 shares of Series B MCPS outstanding, with an aggregate liquidation preference of $1,717,500,000.
Common Stock
Each stockholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the stockholders for their vote, including the election of directors. Holders of our common stock do not have cumulative voting rights. Except as otherwise provided by law, our Restated Certificate of Incorporation or our Amended and Restated By-Laws, in all matters other than the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by majority of votes cast in uncontested elections and a plurality of votes cast at a meeting of stockholders for which our corporate secretary has received valid and timely notice of a contested election, in each case of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the election of directors.
After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose. The payment of dividends is contingent upon our revenue and earnings, capital requirements, and general financial condition, as well as contractual restrictions and other considerations deemed to be relevant by our board of directors.
Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for shares of our common stock, or in connection with the obligations of a holder of purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. Holders of shares of our common stock are not required to make additional capital contributions. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Computershare Trust Company, N.A. serves as the registrar and transfer agent for Danaher’s common stock. The common stock of Danaher is listed on The New York Stock Exchange under the trading symbol “DHR”.

Preferred Stock
We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, and preferences of, and any qualifications, limitations and restrictions applicable to, each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock and may differ from the terms described below. For a description of the designations and powers, preferences and rights, and qualifications of our Series A MCPS and our Series B MCPS, see Exhibit 4.16 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus.
A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.
The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:
•the designation and stated value per share of the preferred stock and the number of shares offered;
•the amount of liquidation preference per share;
•the price at which the preferred stock will be issued;
•the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;
•any redemption or sinking fund provisions;
•if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;
•any conversion provisions;
•whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and
•any other rights, preferences, privileges, limitations and restrictions on the preferred stock.
The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:
•senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;
•on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and
•junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.
The term “equity securities” does not include convertible debt securities.
Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.
No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:
•if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or
•if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.
•We will not acquire any preferred stock of a series unless:
•if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or
•if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.
However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.
If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.
Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:
•the redemption date;
•the number of shares and series of preferred stock to be redeemed;
•the redemption price;
•the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;
•that dividends on the shares to be redeemed will cease to accrue on such redemption date;
•the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.
If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our Restated Certificate of Incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).
Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
Existing Preferred Stock
As of March 26, 2021, we have two outstanding classes of mandatory convertible preferred stock as summarized below. For a more comprehensive description of the designations and powers, preferences and rights, and qualifications of our Series A MCPS, you should see the Series A Certificate of Designations and Exhibit 4.16 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. For a more comprehensive description of the designations and powers, preferences and rights, and qualifications of our Series B MCPS, you should see the Series B Certificate of Designations and Exhibit 4.16 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
4.75% Mandatory Convertible Preferred Stock, Series A
On February 28, 2019, we filed the Series A Certificate of Designations to establish the preferences, limitations and relative rights of our Series A MCPS. The Series A MCPS is fully paid and nonassessable, and our common stock issued upon the conversion of the Series A MCPS will be fully paid and nonassessable.
Preemptive or Preferential Rights. Holders of the Series A MCPS have no preemptive or preferential rights to purchase or subscribe for stock, obligations, warrants or other securities of ours of any class.
Ranking. The Series A MCPS, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, ranks senior to (i) our common stock and (ii) each other class or series of our capital stock established after March 1, 2019 (which we refer to as the “Initial Issue Date”) the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A MCPS as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (“Junior Stock”); junior to our existing and future indebtedness and other liabilities; and structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries and capital stock of our subsidiaries held by third parties.
Dividends. Subject to the rights of holders of any class or series of our capital stock ranking senior to the Series A MCPS with respect to dividends, holders of the Series A MCPS are entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of 4.75% of the liquidation preference of $1,000 per share of the Series A MCPS (equivalent to $47.50 per annum per share), payable quarterly in cash, by delivery of shares of our common stock or by delivery of any combination of cash and shares of our common stock, as determined by us in our sole discretion, subject to specified limitations. Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date of the Series A MCPS, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Accumulations of dividends on shares of the Series A MCPS do not bear interest.
Subject to specified exceptions, dividends on shares of Series A MCPS converted to common stock will cease to accumulate, and all other rights of holders of the Series A MCPS will terminate, from and after the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, as defined below), as applicable.
So long as any share of Series A MCPS remains outstanding, subject to certain specified exceptions, we may not declare or pay dividends or distributions on our common stock or any other class or series of Junior Stock, and no common stock or any other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends, on all outstanding shares of Series A MCPS.
When dividends on shares of the Series A MCPS (i) have not been declared and paid in full on any dividend payment date, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any stock on parity with the Series A MCPS (“Parity Stock”) unless dividends are declared on the shares of Series A MCPS such that the respective amounts of such dividends declared on the shares of Series A MCPS and such Parity Stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Series A MCPS and such Parity Stock bear to each other; provided, however, that any unpaid dividends will continue to accumulate.
Liquidation Preference. In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Series A MCPS is entitled to receive a liquidation preference in the amount of $1,000 per share of the Series A MCPS, plus a liquidation dividend amount equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of debt and other liabilities owed to our creditors and holders of shares of any capital stock senior to the MCPS, Series A and before any payment or distribution is made to holders of Junior Stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to (1) the liquidation preference plus the liquidation dividend amount on the shares of Series A MCPS and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding-up or dissolution) on, all other Parity Stock are not paid in full, the holders of the Series A MCPS and all holders of any such other Parity Stock will share equally and ratably in any distribution of our assets in proportion to their liquidation preference and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment to any holder of Series A MCPS of the full amount of the liquidation preference and the liquidation dividend amount for such holder’s shares of Series A MCPS, such holder of the Series A MCPS will have no right or claim to any of our remaining assets.
Neither the sale, lease nor exchange of all or substantially all of our assets, nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution, other than in connection with our liquidation, winding-up or dissolution. Our Restated Certificate of Incorporation and our Series A Certificate of Designations for the Series A MCPS do not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series A MCPS.
Voting Rights. The holders of the Series A MCPS do not have any voting rights, except as described below and as specifically required by Delaware law from time to time.
Whenever dividends on any shares of the Series A MCPS (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, subject to specified conditions, the authorized number of directors on our board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of the Series A MCPS, voting together as a single class with holders of any and all other series of Voting Preferred Stock (as defined below) then outstanding, will be entitled, at our next annual meeting or at a special meeting of stockholders, if any, to fill such newly created directorships by electing two additional directors (the

“Preferred Stock Directors”); and provided, further, that our board of directors shall, at no time, include more than two Preferred Stock Directors. The Preferred Stock Directors are each entitled to one vote per director on any matter that comes before our board of directors for a vote. The Preferred Stock Directors stand for reelection annually, and at each subsequent annual meeting of the stockholders, so long as the holders of the Series A MCPS continue to have such voting rights.
If and when all accumulated and unpaid dividends on the Series A MCPS have been paid in full, the holders of the Series A MCPS shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment of six or more dividend periods. If such voting rights for the holders of the Series A MCPS and all other holders of Voting Preferred Stock have terminated, the term of office of each Preferred Stock Director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.
As used in this description, “Voting Preferred Stock” means any series of our preferred stock, other than the Series A MCPS, ranking equally with the Series A MCPS either as to dividends or to the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights for the election of directors have been conferred and are exercisable.
So long as any shares of the Series A MCPS are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series A MCPS and all other series of Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or by vote at an annual or special meeting of such stockholders take specified corporation actions including the amendment or alteration of our Restated Certificate of Incorporation or the Series A Certificate of Designations to authorize or create, or increase the authorized amount of, any class or series of senior stock or to adversely affect the special rights, preferences, privileges or voting powers of the Series A MCPS.
Mandatory Conversion. Each share of the Series A MCPS, unless previously converted, will automatically convert on its Mandatory Conversion Date, at a conversion rate specified in the Series A Certificate of Designations, into shares of our common stock. The Mandatory Conversion Date of the Series A MCPS is expected to be April 15, 2022, subject to potential adjustment including upon the occurrence of a market disruption event.
Conversion at the Option of the Holder. Other than during a specified period following a Fundamental Change, holders of the Series A MCPS have the option to convert their shares of Series A MCPS, in whole or in part (but in no event less than one share of the Series A MCPS), at any time prior to April 15, 2022, into shares of our common stock at the Minimum Conversion Rate, subject to anti-dilution and other adjustments. The date of such conversion is referred to as an “Early Conversion Date.”
Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount. Upon the occurrence on or prior to April 15, 2022, of one or more specified change of control transactions or the delisting of our common stock from trading on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or another U.S. national securities exchange (a “Fundamental Change”), holders of the Series A MCPS will have the right, subject to certain conditions, to convert their shares of Series A MCPS, in whole or in part, into a number of shares of common stock equal to a specified conversion rate initially ranging from the Minimum Conversion Rate to the Maximum Conversion Rate determined by the date and the price of our common stock; receive a make-whole payment payable in cash or shares of our common stock; and receive the aggregate amount of declared but unpaid dividends payable in cash or shares of our common stock. Any conversion date occurring during a specified period after the Fundamental Change is referred to as a “Fundamental Change Conversion Date.”
5.00% Mandatory Convertible Preferred Stock, Series B
On May 11, 2020, we filed the Series B Certificate of Designations to establish the preferences, limitations and relative rights of our Series B MCPS. The Series B MCPS is fully paid and nonassessable, and our common stock issued upon the conversion of the Series B MCPS will be fully paid and nonassessable.
Preemptive or Preferential Rights. Holders of the Series B MCPS have no preemptive or preferential rights to purchase or subscribe for stock, obligations, warrants or other securities of ours of any class.
Ranking. The Series B MCPS, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, ranks on parity with the Series A MCPS. The “Initial Issue Date” for the purposes of the Series B MCPS is May 12, 2020.

Dividends. The dividend rights of the holders of each share of the Series B MCPS are substantially similar to those of the holders of each share of the Series A MCPS described above, except that dividends on the Series B MCPS accrue at the rate per annum of 5.00% of the liquidation preference of $1,000 per share of the Series B MCPS (equivalent to $50.00 per annum per share).
Liquidation Preference. The liquidation preference of the holders of each share of the Series B MCPS is substantially similar to that of the rights of the holders of each share of the Series A MCPS described above.
Voting Rights. The voting rights of the holders of each share of the Series B MCPS are substantially similar to those of the holders of each share of the Series A MCPS described above. For the avoidance of doubt, however, in no event shall the holders of the Voting Preferred Stock be entitled to elect more than two Preferred Stock Directors at any time.
Mandatory Conversion. Each share of the Series B MCPS, unless previously converted, will automatically convert on its Mandatory Conversion Date, at a conversion rate specified in the Series B Certificate of Designations, into shares of our common stock. The Mandatory Conversion Date for the Series B MCPS is expected to be April 15, 2023, subject to potential adjustment including upon the occurrence of a market disruption event.
Conversion at the Option of the Holder. Other than during a specified period following a Fundamental Change, holders of the Series B MCPS have the option to convert their shares of Series B MCPS on substantially similar terms to those of the Series A MCPS described above at the Minimum Conversion Rate applicable to the Series B MCPS.
Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount. Upon the occurrence of a Fundamental Change on or prior to April 15, 2023, holders of the Series B MCPS will have substantially similar rights to convert their shares, receive make-whole payments, and receive the aggregate amount of declared but unpaid dividends as the holders of the Series A MCPS described above.
Limitation on Directors’ Liability
Our Restated Certificate of Incorporation provides that a member of the board of directors will not be personally liable to us or our stockholders for monetary damages for breaches of their legal duties to us or our stockholders as a director, except for liability:
•for any breach of the director’s legal duty to act in the best interests of us and our stockholders;
•for acts or omissions by the director with dishonest intentions or which involve intentional misconduct or an intentional violation of the law;
•for declaring dividends or authorizing the purchase or redemption of shares in violation of the DGCL; or
•for transactions where the director derived an improper personal benefit.
Our Restated Certificate of Incorporation also allows us to indemnify directors and officers to the fullest extent authorized by the DGCL.
Provisions of Delaware Law, our Restated Certificate of Incorporation and our Amended and Restated By-Laws That May Have Anti-Takeover Effects
Provisions of the DGCL, our Restated Certificate of Incorporation, and our Amended and Restated By-Laws could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer. Certain of these provisions are summarized below:
Delaware Business Combination Statute. We are subject to Section 203 of the DGCL (“Section 203”), which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person (“interested stockholder”). Section

203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
In general, Section 203 defines business combinations to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.
No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our Restated Certificate of Incorporation provides otherwise. Our Restated Certificate of Incorporation does not provide for cumulative voting.
Size of Board and Vacancies. Our Restated Certificate of Incorporation and our Amended and Restated By-Laws provide that the number of directors on our board of directors shall be not less than three nor more than fifteen, and shall be fixed exclusively by our board of directors. Any vacancies created in our board of directors resulting from any increase in the authorized number of directors will be filled solely by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy, other than one arising from an increase in the authorized number of directors, will hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal. Any director appointed to fill a newly created directorship resulting from an increase in the authorized number of directors will hold office until the earlier of the next subsequent annual meeting of stockholders, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.
Special Shareholder Meetings. Our Restated Certificate of Incorporation provides that special meetings of stockholders may be called by our secretary upon a written request delivered to the secretary by (a) the chairman of the board of directors, (b) the president, (c) our board of directors or (d) stockholders owning twenty-five percent (25%) or more of the outstanding voting stock, provided that the stockholders satisfy the procedural requirements set forth in our Amended and Restated By-Laws.
Advance Notice Bylaw Provisions. Our Amended and Restated By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than proposals and nominations made by or at the direction of the Company’s Board of Directors, Chairman of the Board and/or President.
Undesignated Preferred Stock. A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.
These provisions of the DGCL, our Restated Certificate of Incorporation and our Amended and Restated By-Laws may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. As used in this “Description of Warrants,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context requires or as otherwise expressly stated, include our subsidiaries.
If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;
•whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•the designation and terms of any equity securities purchasable upon exercise of the warrants;
•the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;
•if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
•the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•any redemption or call provisions; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. As used in this “Description of Depositary Shares,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context requires or as otherwise expressly stated, include our subsidiaries.
Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.
The description of terms of the depositary shares contained in this prospectus is a summary and is not complete. You should refer to the applicable prospectus summary, form of the deposit agreement, our Restated Certificate of Incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or us only if:
•all outstanding depositary shares have been redeemed; or
•there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, our preferred stock or depositary shares described in this prospectus or the applicable prospectus supplement at a future date or dates. As used in this “Description of Purchase Contracts and Units,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context requires or as otherwise expressly stated, include our subsidiaries.
The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The purchase contracts may be issued separately or as a part of units consisting of one or more purchase contracts and beneficial interests in debt and either shares of common stock, shares of preferred stock, our debt securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts.
The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original purchase contract.
The applicable prospectus supplement will describe the terms of the purchase contracts. The description in the prospectus supplement will only be a summary, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts. Material United States federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.
Unless otherwise specified in the accompanying prospectus supplement, each purchase contract and any related agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:
•the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•any additional terms of the governing unit agreement, if applicable;
•any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, purchase contracts or warrants constituting the unit; and
•any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES
Each debt security, depositary share, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the debt securities of a particular series, depositary shares, purchase contracts, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price and the proceeds, if any, we will receive from the sale of the securities;
•any discounts and commissions to be allowed, re-allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed, re-allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
Sales by Selling Securityholders
Selling securityholders may use this prospectus in connection with resales of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for Danaher Corporation by James F. O’Reilly, our Vice President, Deputy General Counsel and Secretary, for Danaher International and Danaher International II by DLA Piper Luxembourg as to matters of Luxembourg law, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Mr. O’Reilly is paid a salary by Danaher, is a participant in various employee benefit plans and incentive plans offered by us and owns or has rights to acquire an aggregate of less than 0.01% of Danaher’s common stock.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report given on their authority as experts in accounting and auditing.

$1,000,000,000
DANAHER CORPORATION
2.800% Senior Notes due 2051

PROSPECTUS SUPPLEMENT

December 1, 2021

Joint Book-Running Managers

BofA Securities	Citigroup		Deutsche Bank Securities	MUFG		Santander
HSBC	Lloyds Securities	Mizuho Securities	PNC Capital Markets LLC	Scotiabank	SMBC Nikko	US Bancorp